UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Core Laboratories N.V.

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CORE LABORATORIES N.V.
Herengracht 424
1017 BZ Amsterdam
The Netherlands

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 5, 2006

Dear Shareholder:
     You are cordially invited to attend our 2006 annual meeting of shareholders which will be held at the law offices of Nauta Dutilh N.V., Strawinskylaan 1999, 1077 XV, Amsterdam, The Netherlands, on Friday, May 5, 2006 at 2:00 p.m., local time, for the following purposes:
1.	To elect two Class III Supervisory Directors to serve until our annual meeting in 2009 and until their successors shall have been duly elected and qualified;

2.	To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2005 and pursuant to Dutch law to discharge our managing director and supervisory directors from any liability resulting from the performance of their duties as managing director and supervisory directors;

3.	To approve and resolve the cancellation of our repurchased shares;

4.	To approve and resolve the extension of the authority of our Management Board to repurchase up to 10% of our outstanding share capital until November 5, 2007;

5.	To approve and resolve the extension of the authority of our Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares until May 5, 2011;

6.	To approve and resolve the extension of the authority of our Supervisory Board to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares until May 5, 2011;

7.	To approve and resolve the amendment and restatement of the Core Laboratories N.V. 1995 Nonemployee Director Stock Option Plan, as amended;

8.	To approve and resolve the amendment of the Core Laboratories N.V. articles of association, including a capital reduction as the result of the conversion of the par value mentioned in the Company’s articles of association of each share into euros;

9.	To ratify the appointment of PricewaterhouseCoopers as our Company’s independent public accountants for the year ended December 31, 2006; and

10.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.
     Each of the matters 2 through 6 being presented at the annual meeting has been presented to and approved by our shareholders at our prior annual meetings. In large measure, these matters are presented to our shareholders each year as a result of our being organized under the laws of The Netherlands. Copies of the Dutch statutory annual accounts, the report of the Management Board, the proposed amendment to the articles of association and the list of nominees for the Supervisory Board will be available for inspection at our offices in The Netherlands, located at Herengracht 424, 1017 BZ Amsterdam, Attention: Mr. Jacobus Schouten, by registered shareholders and other persons entitled to attend our shareholder meetings. Such copies will be available for inspection from the date of this notice until the close of our annual meeting.
     It is important that your shares be represented at the annual meeting regardless of whether you plan to attend. Therefore, please mark, sign, date and return the enclosed proxy card promptly. If you are present at the annual meeting and wish to do so, you may revoke your proxy and vote in person.

By Order of the Board of Supervisory Directors, Jacobus Schouten Supervisory Director

March ___, 2006
Amsterdam, The Netherlands

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 ii

CORE LABORATORIES N.V.
Herengracht 424
1017 BZ Amsterdam
The Netherlands

PROXY STATEMENT

ABOUT THE 2006 ANNUAL MEETING OF SHAREHOLDERS
WHY HAVE I RECEIVED THESE MATERIALS?
     This proxy statement and the accompanying proxy card are being first mailed to shareholders on or about March 31, 2006 and are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Supervisory Directors of Core Laboratories N.V. (“Core” or the “Company”) for use at our 2006 annual meeting of shareholders to be held at the law offices of Nauta Dutilh N.V., Strawinskylaan 1999, 1077 XV, Amsterdam, The Netherlands, on Friday, May 5, 2006 at 2:00 p.m., local time for the purpose of voting on the proposals described in this proxy statement.
WHAT AM I VOTING ON?
You will be voting on the following:
•	To elect two Class III Supervisory Directors to serve until our annual meeting in 2009 and until their successors shall have been duly elected and qualified;

•	To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2005 and pursuant to Dutch law to discharge our managing director and supervisory directors from any liability resulting from the performance of their duties as managing director and supervisory directors;

•	To approve and resolve the cancellation of our repurchased shares;

•	To approve and resolve the extension of the authority of our Management Board to repurchase up to 10% of our outstanding share capital until November 5, 2007;

•	To approve and resolve the extension of the authority of our Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares until May 5, 2011;

•	To approve and resolve the extension of the authority of our Supervisory Board to limit or exclude the preemptive rights of the holders of our common shares and/or preference share until May 5, 2011;

•	To amend and restate and resolve the Company’s 1995 Nonemployee Director Stock Option Plan (as amended and restated effective as of May 29, 1997) (the “Director Plan”);

•	To approve and resolve the amendment of the Company’s articles of association, including a capital reduction as the result of the conversion of the par value mentioned in the Company’s articles of association of each share into euros;

•	To ratify the appointment of PricewaterhouseCoopers as our Company’s independent public accountants for the year ended December 31, 2006; and

•	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

WHY IS THE COMPANY AMENDING AND RESTATING THE DIRECTOR PLAN?
     The Board of Supervisory Directors is recommending that our shareholders approve the amendment and restatement of our Director Plan to eliminate the automatic, formula grant of stock options under the plan and to replace that formula approach with the discretionary right of the Supervisory Board to grant stock options, restricted shares, or any combination thereof, to our nonemployee directors. In light of recent changes in the accounting treatment of various equity incentives and the possibility of further accounting or tax changes, the Company believes that it is advantageous for it to have greater flexibility in the design and implementation of its future equity compensation arrangements for its nonemployee directors.
WHY IS THE COMPANY AMENDING THE ARTICLES OF ASSOCIATION?
     The Board of Supervisory Directors is recommending that our shareholders approve the amendment of the Company’s articles of association, which includes certain changes that will result in our governing charter reflecting recent changes to the provisions of Netherlands law.
WHO IS ENTITLED TO VOTE?
     You, if you hold common shares at the close of business on March 9, 2006, the record date for the determination of shareholders, are entitled to notice of and to vote at our annual meeting. On March 9, 2006, there were 25,677,175 common shares outstanding (other than shares held by the Company), each of which is entitled to one vote. Our common shares are the only class of our capital stock outstanding and entitled to notice of and to vote at the annual meeting.
HOW DO I VOTE BEFORE THE MEETING?
     If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer and Trust Company, you can vote by mail, by completing, signing and returning the enclosed proxy card.
     If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Please follow the directions that your bank or broker provides.
MAY I VOTE AT THE MEETING?
     You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.
CAN I CHANGE MY MIND AFTER I VOTE?
     You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may revoke your proxy (1) by giving written notice to John D. Denson, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040, at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the annual meeting.
WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?
     Proxies that are signed and returned but do not contain instructions will be voted FOR all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the Meeting.
WHAT VOTE IS REQUIRED?
     Under Dutch law, there is no specific quorum requirement for our annual meeting and, except as described below, the affirmative vote of a majority of votes cast is required to approve each of the proposals. In addition, Dutch law and our articles of association provide that common shares abstaining from voting, directions to withhold authority to vote for a Supervisory Director nominee and broker non-votes will count as shares present at the annual meeting but will not count for the purpose of determining the number of votes cast. A “broker non-vote” occurs if you do not provide the record holder of your Shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange, or “NYSE”.
     Under Dutch law, the affirmative vote of two-thirds of the votes cast is required to approve the amendment to our articles of association. In addition, the total vote cast in favor of the amendment to our articles of association must represent over 50 percent of all common shares entitled to vote on the proposal.
     Under the listing standards of the NYSE, the affirmative vote of a majority of the votes cast is required to approve the amendment and restatement of our Director Plan. In addition, to satisfy the NYSE listing standards, the total vote cast with respect to the plan also must represent over 50 percent of all common shares entitled to vote on the proposal.
WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?
     Core Laboratories will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common shares. The solicitation of proxies by the Supervisory Board will be conducted by mail. In addition, certain members of the Supervisory Board, officers and regular employees of our Company may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication. Core Laboratories has retained Georgeson Shareholder Communications to assist in the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses. In addition to solicitation of proxies, Georgeson may provide advisory services as requested pertaining to the solicitation of proxies.
OWNERSHIP OF SECURITIES
Security Ownership by Certain Beneficial Owners and Management
     The table below sets forth certain information, as of March 1, 2006, with respect to the common shares beneficially owned by:
•	each person known to us to own beneficially five percent or more of our outstanding common shares;

•	each Supervisory Director;

•	each nominee for election as Supervisory Director;

•	each of our executive officers; and

•	all Supervisory Directors and executive officers as a group.

	Number of	Percentage of
	Common Shares	Common Shares
Name of Beneficial Owner (1)	Beneficially Owned	Outstanding (2)
CAM North America, LLC (3)	4,820,858	18.67%
FMR Corp. (4)	2,584,344	10.00%
David M. Demshur**	970,227	3.67%
Richard L. Bergmark**	561,413	2.14%
Monty L. Davis**	392,430	1.50%
John D. Denson**	269,358	1.03%
Joseph R. Perna**	131,644	*
D. John Ogren**	101,100	*
Rene R. Joyce**	71,000	*
Alexander Vriesendorp**	51,000	*
Michael C. Kearney**	22,000	*
Jacobus Schouten**	20,000	*
All Supervisory Directors and executive officers as a group**	2,590,172	9.39%

*	Represents less than 1%.

**	Includes the following common shares which may be acquired within 60 days of the date of this proxy statement through the exercise of stock options: Mr. Demshur, 610,000; Mr. Bergmark, 366,000; Mr. Davis, 337,000; Mr. Denson, 173,536; Mr. Perna, 80,000; Mr. Ogren, 51,000; Mr. Joyce, 51,000; Mr. Vriesendorp, 51,000; Mr. Kearney, 21,000; Mr. Schouten, 20,000; Total, 1,760,536.

(1)	Unless otherwise indicated, each person has sole voting power and investment power with respect to the common shares listed.

(2)	Based on 25,820,061 common shares outstanding as of February 28, 2006.

(3)	As reported on the Schedule 13G/A dated January 10, 2006, the common shares reported by Cam North America, LLC, Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc. have shared voting and dispositive power over 4,820,858 common shares. The business address of these reporting persons is 399 Park Avenue, New York, NY 10043.

(4)	As reported on the Schedule 13G dated March 10, 2006, FMR Corp. has the sole power to vote or direct the vote as to 138,700 common shares and sole power to dispose or to direct the disposition of 2,550,044 common shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,550,044 common shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity Management & Research Company, and the funds each has the sole power to dispose of the 2,550,044 common shares owned by the funds, but none have the sole power to vote or direct the voting of such shares, which power resides with the funds. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 34,300 common shares as a result of its serving as investment manager of the institutional account(s). Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 34,300 common shares and sole power to vote or direct the voting of such shares owned by the institutional accounts. Mr. Johnson is the Chairman of FMR Corp and he along with other members of his family may be deemed to form a controlling group with respect to FMR Corp. The business address of these reporting persons is 82 Devonshire Street, Boston, Massachusetts 02109.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Supervisory Directors, executive officers and persons who own more than ten percent of our common shares to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of our common shares with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Supervisory Directors, executive officers and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all such forms that they file.
     To our knowledge, based solely upon our review of the Section 16(a) filings that have been received by us, we believe that during the fiscal year ending December 31, 2005, our Supervisory Directors, executive officers and ten percent shareholders complied with the applicable Section 16(a) filing requirements.
Equity Compensation Plan Information
     We have two main incentive plans, our Incentive Plan and our Director Plan, both of which have been approved by our shareholders. The table below provides information regarding our equity compensation plans as of December 31, 2005.

Number of Common
	Number of Common		Shares Remaining
	Shares to be Issued	Weighted Average	Available for Future
	Upon Exercise of	Exercise Price of	Issuance Under
	Outstanding Options,	Outstanding Options,	Equity
	Warrants and Rights	Warrants and Rights	Compensation Plans
Equity compensation plans approved by our shareholders	3,267,559	$ 11.34	772,400
Equity compensation plans not approved by our shareholders (1)	—	—	—

Total	3,267,559	$ 11.34	772,400

(1)	We have assumed outstanding stock options in connection with certain of our acquisitions. The aggregate number of our common shares to be issued upon exercise of such options on December 31, 2005 was 57,409 shares and the weighted average exercise price of such outstanding options was $2.23. These shares were granted under plans administered by the companies acquired by us but we did not assume the stock option plans of these acquired companies, and since the closing of the acquisitions, no additional stock options under these plans have been granted, nor are any authorized to be granted under such plans. Because the assumption of these options did not require shareholder approval, we did not obtain such approval.
SHAREHOLDER RETURN PERFORMANCE PRESENTATION
     The following performance graph compares the performance of our common shares to the Standard & Poor’s 500 Index and the Standard & Poor’s Oil & Gas Equipment and Services Index (which has been selected as our peer group) for the period beginning December 31, 2000 and ending December 31, 2005. The graph assumes that the value of the investment in our common shares and each index was $100 at December 31, 2000 and that all dividends were reinvested.

Comparison of Yearly Cumulative Returns Among Core Laboratories N.V.
Peer Group and The S&P 500 Index
     There can be no assurance that our common share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to future performance of our common shares.

INFORMATION ABOUT OUR SUPERVISORY DIRECTORS AND DIRECTOR COMPENSATION
Board of Supervisory Directors
     Set forth below as of March 15, 2006 are the names, ages and biographical information for our Supervisory Directors, including individuals who have been nominated for reelection as a Supervisory Director. You may vote for any one of the directors, for both directors, or for neither.
     Nominees for Class III Supervisory Directors (Term to Expire 2006)

Richard L. Bergmark, 52	Mr. Bergmark joined Western Atlas International, Inc. as Treasurer in 1987. From 1987 to 1994, our Company was operated as a division of Western Atlas. In 1991, Mr. Bergmark became the Area Manager for Finance and Administration for Europe, Africa and the Middle East operations of Western Geophysical, a division of Western Atlas. From our separation with Western Atlas in 1994 until 1999, he served as our Chief Financial Officer and Treasurer and in 1999 he was appointed Executive Vice President. Mr. Bergmark presently serves as our Executive Vice President, Chief Financial Officer and Treasurer and as a Supervisory Director. Mr. Bergmark has served as a Supervisory Director since our initial public offering in 1995.

Alexander Vriesendorp, 53	Mr. Vriesendorp has been a partner since 1996 of Shamrock Partners B.V. which serves as the manager for the Vreedenlust venture capital funds. From 1998 until 2001, Mr. Vriesendorp served as chief executive officer of RMI Holland B.V., a valve manufacturer, in The Netherlands. From 1991 until 1995, he served as chief executive officer of the Nienhuis Group, a manufacturer and distributor of Montessori materials in The Netherlands. Mr. Vriesendorp serves on the supervisory boards of various privately-held European companies. Mr. Vriesendorp has served as a Supervisory Director since 2000.
     Continuing Class I Supervisory Directors (Term to Expire 2008)

David M. Demshur, 50	Mr. Demshur joined our Company in 1979 and presently serves as our President and Chief Executive Officer and as Chairman of our Supervisory Board. Since joining our Company, Mr. Demshur has held various operating positions, including Manager of Geological Sciences from 1983 to 1987, Vice President of Europe, Africa and the Middle East from 1989 to 1991, Senior Vice President of Petroleum Services from 1991 to 1994 and Chief Executive Officer and President from 1994 to the present time. Mr. Demshur is a member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists, Petroleum Exploration Society of Great Britain and the Society of Core Analysts Section of the Society of Professional Well Loggers Association. Mr. Demshur has served as a Supervisory Director since our initial public offering in 1995 and as Chairman of our Supervisory Board since May 2001.

Rene R. Joyce, 58	Mr. Joyce serves as the chief executive officer of Targa Resources, Inc. and as a member of its board of directors since April 2004. Mr. Joyce served as an independent consultant in the energy industry from 2000 through April 2004. Mr. Joyce served as president of Energy Services of Coral Energy, LLC from its acquisition by Shell Oil Company in 1998 until the end of 1999. From 1980 until 1998, Mr. Joyce served as president of the operating companies of Tejas Gas Corporation, Coral’s predecessor and a listed company on the NYSE. Mr. Joyce is a member of the Louisiana State Bar Association. Mr. Joyce has served as a Supervisory Director since 2000.

Michael C. Kearney, 57	Mr. Kearney serves as executive vice president and chief financial officer of Tesco Corporation, a Canadian-based oil service company. From August 1998 until March 2004, Mr. Kearney served as the chief financial officer and vice president – administration of Hydril Company, a manufacturer of products for petroleum drilling and production. Mr. Kearney has served as a Supervisory Director since 2004.
     Continuing Class II Supervisory Directors (Term To Expire 2007)

D. John Ogren, 62	Mr. Ogren, served as the president of Production Operators, Inc. from 1994 until 1999. Production Operators was listed on the Nasdaq Stock Market prior to its acquisition by Camco International in 1997 and Schlumberger’s acquisition of Camco International in 1998. From 1989 until 1991, Mr. Ogren served as senior vice president of Conoco Inc. and from 1992 until 1994, as senior vice president of E.I. duPont. Mr. Ogren is currently the non-executive chairman of WellDynamics, a Halliburton/Shell joint venture company, an advisory director of Intrepid Energy (U.K.) Ltd. and a director of John Wood Group PLC. He is a member of the Society of Petroleum Engineers. Mr. Ogren has served as a Supervisory Director since 2000.

Joseph R. Perna, 62	Mr. Perna joined our Company as General Manager in 1985. In 1991, he was promoted to Senior Vice President, with responsibility for certain laboratory services operations and the Technology Products Division, a position he held until his retirement on March 31, 1998. Mr. Perna has served as a Supervisory Director since our initial public offering in 1995.

Jacobus Schouten, 51	Mr. Schouten serves on the board of directors of various privately-held European companies. He has been a managing director of International Mezzanine Capital B.V., a private equity fund, since 1990. Mr. Schouten has served as a Supervisory Director since our initial public offering in 1995.
Director Compensation
     Each Supervisory Director who is not our full-time employee is paid:
•	an annual retainer of $30,000, payable semiannually in arrears; or if the Audit Committee chair, an annual retainer of $45,000, or if the chair of either the Compensation Committee or Nominating and Governance Committee, an annual retainer of $35,000;

•	$1,500 per meeting of the Supervisory Board at which the individual is present in person;

•	$1,500 per meeting for each committee meeting at which the individual is present in person; and

•	reimbursement for all out-of-pocket expenses incurred in attending any Supervisory Board or committee meeting.

     Supervisory Directors who are our full-time employees receive no compensation for serving as Supervisory Directors.
     Our 1995 Nonemployee Director Stock Option Plan, as amended, which we refer to as the “Director Plan,” provides for the issuance of up to 700,000 of our common shares to eligible Supervisory Directors. Under the Director Plan, each nonemployee director is generally granted an option to acquire 1,000 common shares on the date such individual first becomes an eligible director. In addition, an option to acquire 10,000 common shares will be granted to each nonemployee Supervisory Director (20,000 common shares if such nonemployee Supervisory Director is the Chairman) each year generally on the first date in the calendar year set by the Supervisory Board for the issuance of stock options to more than ten employees under our 1995 Long-Term Incentive Plan, as amended, which we refer to as the “Incentive Plan.” Supervisory Directors who are also our employees receive no grants under the Director Plan. Options granted will be exercisable for a period of up to ten years and will vest one year following the date of grant. The exercise price of options granted under the Nonemployee Director Plan will be equal to the market price of our common shares on the date of grant. The Board of Supervisory Directors has approved the amendment and restatement of the Director Plan, which is described below as Item 7 for your approval.
CORPORATE GOVERNANCE
Board Structure
     The Company has a two-tier board structure consisting of a Management Board and a Supervisory Board, each of which must consist of at least one member under the Company’s articles of association. Under Dutch law, the Supervisory Board’s duties include supervising and advising the Management Board in performing their management tasks. The Supervisory Board currently consists of eight Supervisory Directors. The Supervisory Directors are expected to exercise oversight of management with the Company’s interests in mind. The Supervisory Board is divided into three classes, with each class subject to re-election every third year by the shareholders at the annual meeting.
     The Management Board’s sole member is Core Laboratories International B.V. As a Managing Director, Core Laboratories International B.V.’s duties include overseeing the management of the Company, consulting with the Supervisory Board on important matters and submitting certain important decisions to the Supervisory Board for its prior approval.
Supervisory Director Independence
     In connection with determining the independence of each Supervisory Director of the Company, the Board inquired as to any transactions and relationships between each Supervisory Director and his or her immediate family and the Company and its subsidiaries, and reviewed and discussed the results of such inquiry. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that a Supervisory Director is independent, under the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Corporate Governance Code (the “Dutch Code”). Under the Dutch Code, the Supervisory Board is to be composed of members who are able to act critically and independently of each other and of the Management Board. As a result of this review, after finding no material transactions or relationships, the board affirmatively determined that all of our nonemployee Supervisory Directors, including the nonemployee Supervisory Director nominated by the Nominating and Governance Committee for reelection, are independent under the applicable standards described above.
Supervisory Board Meetings
     The Supervisory Board held four meetings in 2005. Each Supervisory Director attended at least 75% of the meetings of the Supervisory Board and of all committees on which he serves, except that Mr. Joyce attended four of six Audit Committee Meetings. Under our Corporate Governance Guidelines, Supervisory Directors are expected to diligently fulfill their fiduciary duties to shareholders, including preparing for, attending and participating in meetings of the Supervisory Board and the committees of which the Supervisory Director is a member. We do not require our Supervisory Directors to attend our annual meetings, which are held in The Netherlands. One of our Supervisory Directors attended our 2005 annual meeting.
     Our Nonemployee Supervisory Directors have met separately in executive session without any members of management present. The Chairman of the Nominating and Governance Committee is the presiding Supervisory Director at each such session. If any of our Nonemployee Supervisory Directors were to fail to meet the applicable criteria for independence, then our independent Supervisory Directors would meet separately at least once a year in accordance with the rules of the NYSE.
Committees of the Supervisory Board
     The Supervisory Board has three standing committees, the identities, memberships and functions of which are described below:
     Audit Committee. The current members of the Audit Committee of our Supervisory Board are Messrs. Kearney (Chairman), Joyce and Perna. The Audit Committee’s principal functions include making recommendations concerning the engagement of the independent accountants, reviewing with the independent accountants the plan and results of the auditing engagement, approving professional services provided by the independent accountants and reviewing the adequacy of our internal accounting controls. Each member of the Audit Committee is independent, as defined by Section 10A of the Exchange Act and by the corporate governance standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code. Each member of the Audit Committee is financially literate and Mr. Kearney qualifies as an audit committee financial expert under the rules promulgated pursuant to the Exchange Act. The Audit Committee held 6 meetings in 2005. See “Report of the Audit Committee” below.
     Compensation Committee. The current members of the Compensation Committee of our Supervisory Board are Messrs. Ogren (Chairman), Joyce and Perna. The Compensation Committee’s principal functions include a general review of our compensation and benefit plans to ensure that they are properly designed to meet corporate objectives. The Compensation Committee reviews and approves the compensation of our Chief Executive Officer and our senior executive officers, granting of awards under our benefit plans and adopting and changing major compensation policies and practices. In addition to establishing the compensation for the Chief Executive Officer, the Compensation Committee reports its recommendations to the whole Supervisory Board for approval. On February 28, 2003, our Supervisory Board established an Options Subcommittee consisting of Messrs. Ogren (Chairman) and Joyce, which was renamed the Equity Awards Subcommittee in 2006. The Equity Awards Subcommittee’s principal function is to review and approve awards made pursuant to our Incentive Plan. The Compensation Committee held 2 meetings in 2005. See “Report of the Compensation Committee on Executive Compensation” below.
     Nominating and Governance Committee. The current members of the Nominating and Governance Committee are Messrs. Joyce (Chairman), Schouten and Vriesendorp. The Nominating and Governance Committee’s principal functions include recommending candidates to the Supervisory Board for election or appointment as Supervisory Director and advising about, and recommending to the Supervisory Board, an appropriate set of corporate governance practices. Each member of the Nominating and Governance Committee is independent as defined by the corporate governance standards of the NYSE. The Nominating and Governance Committee held one meeting in 2005. See “Report of the Nominating and Governance Committee” below.
Compensation Committee Interlocks and Insider Participation
     During 2005, no executive officer served as:
•	a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee;

•	a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our Supervisory Directors; or

•	a director of another entity, one of whose executive officers served on our Compensation Committee or the board of directors of one of our subsidiaries.
Joseph R. Perna, a member of our Compensation Committee, was an officer of our Company until his retirement on March 1, 1998, more than eight years ago.

Shareholder Communications; Website Access to Our Corporate Documents
     Shareholders can contact any Supervisory Director or committee of the Board of Supervisory Directors by writing them at John D. Denson, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.
     Our Internet address is www.corelab.com. Our Corporate Governance Guidelines, our Code of Ethics, our Code of Business Conduct and the charters of our Supervisory Board committees are available on our website. We will also furnish copies of such information free of charge upon written request to our Investor Relations department.
     We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC. These reports are available free of charge through our website as soon as reasonably practicable after they are filed electronically with the SEC. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC rules. Materials we file with the SEC may also be read and copied at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our Company that we file electronically with the SEC.
Dutch Corporate Governance Code
     On December 9, 2003, the Dutch Corporate Governance Committee presented its final corporate governance code, containing principles of good corporate governance and best practice provisions. The Dutch Code emphasizes the principles of integrity, transparency and accountability as the primary means of achieving good corporate governance. The Dutch Code includes certain principles of good corporate governance, supported by “best practice” provisions. Beginning on or after January 1, 2004, companies listed in the Netherlands are required to disclose in their annual report and accounts how they intend to incorporate the principles of the Dutch Code or, where relevant, to explain why they do not. The Management Board has reviewed the Dutch Code and generally agrees with its fundamental principles. As discussed above, the Company complies with U.S. corporate governance rules and, to the extent consistent therewith, the corporate governance principles of the Dutch Code. The Company intends to continue to monitor the developments in corporate governance and shall take such steps as it considers appropriate to further implement the provisions of the Dutch Code. Please see the report of the Management Board, a copy of which will be available for inspection at our offices in the Netherlands, located at Herengracht 424, 1017 B Z Amsterdam for a discussion of our compliance with the Dutch Corporate Governance Code.
INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
Executive Officers
     Currently, our executive officers consist of David M. Demshur, Monty L. Davis, Richard L. Bergmark, and John D. Denson. Biographical information regarding Messrs. Demshur and Bergmark is set forth above. The following biographies describe the business experience of Messrs. Davis and Denson. Our executive officers are not Managing Directors of our Company for purposes of Dutch law.
     Monty L. Davis, who is 51 years of age, joined Western Atlas International in 1977, holding various management positions including Atlas Wireline Division Financial Controller for Europe, Africa and the Middle East from 1983 to 1987, Core Laboratories Division Vice President of Finance from 1987 to 1991, and Atlas Wireline Division vice president of finance and administration from 1991 to 1993. In 1993, Mr. Davis left our Company and joined Bovar Inc. of Calgary, Canada, an environmental waste disposal company, as chief financial officer. From 1994 to 1995 he served as chief operating officer and from 1995 to 1998 he served as president and chief executive officer of Bovar Inc. Mr. Davis rejoined our Company as Senior Vice President in 1998, and in 1999 was promoted to Chief Operating Officer, the position he currently holds.
     John D. Denson, who is 48 years of age, joined our Company in 1992 and has served as our Vice President, General Counsel and Secretary since 1994. Mr. Denson is a member of the State Bar of Texas.

Summary Compensation Table
     The following table summarizes, with respect to our Chief Executive Officer and each of our other executive officers, information relating to the compensation earned for services rendered in all capacities during fiscal years 2003 through 2005.

		Annual		Long-Term Compensation
		Compensation(1)		Awards			Payouts
						Securities
						Underlying
	Fiscal			Restricted Share		Options			All Other
Name and Principal Position	Year	Salary	Bonus	Awards (2)		(Number)	LTIP Payouts		Compensation (6)
David M. Demshur	2005	$500,000	$710,000	$1,230,254	(3)	—	$1,494,400	(5)	$49,260
President and Chief	2004	490,639	330,000	793,100	(4)	—	934,000		32,825
Executive Officer	2003	454,423	—	—		140,000	—		18,177

Richard L. Bergmark	2005	$293,000	$281,000	$1,123,582	(3)	—	$747,200	(5)	$24,183
Executive Vice President,	2004	291,469	130,000	453,200	(4)	—	467,000		16,859
Chief Financial Officer	2003	269,654	—	—		80,000	—		10,525
and Treasurer

Monty L. Davis	2005	$280,000	$265,000	$643,583	(3)	—	$747,200	(5)	$22,107
Chief Operating Officer	2004	275,039	100,000	113,300	(4)	—	467,000		15,001
and Senior Vice President	2003	259,692	—	—		80,000	—		10,388

John D. Denson	2005	$235,000	$150,000	$422,704	(3)	—	$373,600	(5)	$16,162
Vice President, General	2004	238,446	90,000	339,900	(4)	—	233,500		13,138
Counsel and Secretary	2003	216,731	—	—		60,000	—		8,668

(1)	During the years ending December 31, 2003, 2004 and 2005, perquisites for each individual named in the table above did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual. Accordingly, no such amounts are included in the table.

(2)	Amounts set forth in the restricted share awards column represent the grant-date value of restricted share awards. The aggregate number and year-end value of the restricted shares, if they had been issued, for Messrs. Demshur, Bergmark, Davis and Denson were 100,000 shares ($3,736,000), 55,000 shares ($2,054,800), 55,000 shares ($2,054,800) and 25,000 shares ($934,000), respectively, based on the closing price of our shares on December 31, 2005 of $37.36. These share totals include, with respect to Messrs. Demshur, Bergmark, Davis and Denson, 80,000, 40,000, 40,000 and 20,000 performance shares, respectively. Holders of restricted shares would receive the same cash dividends as other shareholders owning common shares.

(3)	The amounts in this column for 2005 include a restricted share award on April 1, 2005 based on a $26.80 per share price (the “April Restricted Shares”) and a restricted share award on June 1, 2005 based on a $25.54 per share price (the “June Restricted Shares”). The April Restricted Shares will generally vest upon the occurrence of any of the following: (i) the average closing stock price per common share attains a level equal to or above $28.00 per share over a period of 20 consecutive trading days ending within a period beginning on the twenty-first trading day after April 1, 2006 and ending on April 1, 2008, (ii) the average closing price per common share attains a level equal to or greater than $32.00 per share over a period of 20 consecutive trading days ending within the period beginning on the last trading day after April 1, 2008 and ending April 1, 2010, (iii) a change in control of the Company, (iv) the executive officer remains continuously employed by the Company until January 1, 2012, or (v) the executive officer’s employment by the Company is terminated for any reason other than by the Company for cause. The June Restricted Shares will generally vest if the named executive officer remains in our employment until June 1, 2007, and maintain continuous ownership until such date of (i) the equivalent number of shares the participant initially purchased in order to receive the original restricted matching share award plus (ii) a number of the shares received in the restricted matching share award (which number of shares is generally equal to all of the shares included in the restricted matching share award less a percentage of such shares surrendered by the participant to pay applicable taxes upon their vesting). Some or all of the restricted shares may vest prior to June 1, 2007 in the event of a change in control or the termination of the participant’s employment by reason of death, disability, an involuntary termination without cause, or after attainting the age of 60 and completing 10 years of employment with us.

The table excludes the value of performance-based restricted share awards that are subject to performance-based criteria, in addition to lapse of time and/or continued service. If such performance-based restricted shares vest, then the dollar value of such vested shares will be disclosed in the table as a payout of long-term incentive compensation. Please see “Long-Term Incentive Plan Table — Awards in 2005.”

(4)	The amounts in this column for 2004 include a restricted share award on September 1, 2004 based on a $22.66 per share price. Such restricted shares vested in September 2005 upon the determination that the average closing price per common share was equal to or greater than $25.00 over 20 consecutive trading days beginning on the twenty-first trading day after the first anniversary of the date of grant.

(5)	Consists of vested performance share awards previously granted to Messrs. Demshur, Bergmark, Davis and Denson for 40,000, 20,000, 20,000 and 10,000 performance shares, respectively.

(6)	Consists of matching contributions and contributions by the Company through our retirement plans and amounts paid under certain insurance plans.
2005 Option Exercises and Year-End Value Table
     The following table sets forth for our executive officers information regarding options held by them at December 31, 2005.

	Number of				Value of Securities Underlying
	Securities		Securities Underlying		Unexercised Options Held at
	Underlying		Unexercised Options Held at		Unexercised Options Held at
	Options	Value	December 31, 2005		December 31, 2005(1)
Name	Exercised	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
David M. Demshur	30,000	$787,500	610,000	—	$15,456,300	—
Richard L. Bergmark	20,000	$525,000	366,000	—	$9,563,390	—
Monty L. Davis	—	—	337,000	—	$8,088,610	—
John D. Denson	52,000	$1,254,240	173,538	—	$4,256,441	—

(1)	Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of our common shares on December 30, 2005, the last trading day of 2005 was based on $37.64, the average of the high and low sales prices on the NYSE on such date.

No stock options were granted to our named executive officers during 2005.
Long-Term Incentive Plans — Awards in 2005
     The following table sets forth performance restricted share awards granted in 2005 to our executive officers:

		Performance or Other
	Number	Period Until
	of Shares, Units	Maturation or
Name	or Other Rights (1)	Payout
David M. Demshur	40,000	(1)
Richard L. Bergmark	20,000	(1)
Monty L. Davis	20,000	(1)
John D. Denson	10,000	(1)

(1)	Includes contingent rights to acquire common shares awarded to Messrs. Demshur (40,000), Bergmark (20,000), Davis (20,000) and Denson (10,000) that are subject to a performance goal that is based on a calculated return on equity versus a pre-determined target return on equity of 20%. The return on equity is calculated by dividing earnings before interest and income tax from continuing operations over the performance period by ending shareholders’ equity over the performance period (“ROE”). Unless there is a change in control, none of these shares will be issued if our ROE is less than 20% for the three-year performance period. If our ROE for the performance period equals 20%, then 50% of the shares will be issued, and if our ROE for the performance period equals or exceeds 24%, then 100% of the shares will be issued. If our ROE for the performance period is greater than 20% but less than 24%, then the number of shares to be issued would be interpolated based on the terms of the agreement. If we undergo a change in control prior to the last day of the performance period and while the executive officer is employed by us, then all of the executive officer’s performance shares will vest as of the date of the change in control.
Employment and Change of Control Agreements
     David M. Demshur Employment Agreement. Mr. Demshur serves as our President and Chief Executive Officer pursuant to an employment agreement that is currently set to expire in 2006. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Demshur’s employment agreement entitles him to a base salary of $420,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 150% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described below under “Executive Compensation Program — Annual Incentive Compensation.” The employment agreement provides that Mr. Demshur is entitled to participate in all of our Company’s benefit plans and programs and also contains non-compete provisions in the event Mr. Demshur’s employment with our Company is terminated.
     Mr. Demshur’s employment agreement also includes provisions governing the payment of severance benefits if his employment is terminated by him for any reason or by the Company for any reason other than upon his death or disability, for “cause” or upon a material breach of a material provision of his employment agreement. Any severance benefits shall be made as follows:
•	the payment of a lump sum amount equal to the sum of:
— 200% of his base salary as in effect immediately prior to the termination; and

— two times 45% of the maximum annual incentive bonus he could have earned pursuant to his employment contract;
•	the provision of a benefits package for Mr. Demshur and his dependants which includes medical, hospital, dental, disability and life insurance plans and coverage at least as favorable as those provided immediately prior to the termination for as long as Mr. Demshur and his dependents are living;

•	the payment of a lump sum amount equal to the non-vested employer contributions allocated to his account under our 401(k) Plan that are forfeited as a result of the termination;

•	the full and immediate vesting of all of his outstanding stock options which options shall remain exercisable for a period of three months following such termination; and

•	the provision of outplacement services at a cost not to exceed 100% of the his annual base salary as in effect immediately prior to the termination.
     If Mr. Demshur’s employment is terminated as a result of his death or disability, Mr. Demshur (if living) and his dependents will be entitled to the benefits described under the second and forth bullet points above.
     If Mr. Demshur’s employment is terminated for any reason within three years following a “change in control,” as defined in his employment agreement, he will be entitled to the same benefits described above except that (A) the options vested pursuant to the fourth bullet point above shall remain exercisable for a period of one year and (B) the lump sum payment described in the first bullet point above shall be equal to the sum of:
•	300% of his base salary as in effect immediately prior to the change in control; and

•	three times the higher of (A) 45% of the maximum annual incentive bonus he could have earned pursuant to his employment contract or (B) the highest annual bonus he received in the three years prior to the change of control.

     Additionally, if any of the payments or benefits described above would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then Mr. Demshur will be entitled to receive a gross-up payment equal the amount of excise tax imposed plus all taxes imposed on the gross-up payment.
     Richard L. Bergmark Employment Agreement. Mr. Bergmark serves as our Chief Financial Officer and Treasurer pursuant to an employment agreement that is currently set to expire in 2006. Mr. Bergmark’s employment agreement entitles him to a base salary of $236,250, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 100% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee. The other terms of Mr. Bergmark’s amended and revised employment agreement are substantially identical to those contained in Mr. Demshur’s employment agreement described above.
     Monty L. Davis Employment Agreement. Mr. Davis serves as our Chief Operating Officer pursuant to an employment agreement that is currently set to expire in 2006. Mr. Davis’ employment agreement entitles him to a base salary of $231,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 100% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee. The other terms of Mr. Davis’ amended and revised employment agreement are substantially identical to those contained in Mr. Demshur’s employment agreement described above.
     John D. Denson Employment Agreement. Mr. Denson serves as our General Counsel, Vice President and Secretary pursuant to an employment agreement that is currently set to expire in 2006. Mr. Denson’s employment agreement entitles him to a base salary of $199,500, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 75% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee. The other terms of Mr. Denson’s amended and revised employment agreement are substantially identical to those contained in Mr. Demshur’s employment agreement described above.
Supplemental Executive Retirement Plans
     In 1998, we adopted the Core Laboratories Supplemental Executive Retirement Plan, which we refer to as the “Group SERP,” for the benefit of certain key employees and outside directors. The Group SERP was established to provide additional retirement income to the participants and death benefits to the participants’ designated beneficiaries as a reward for the participants’ contributions to our success and growth. Richard L. Bergmark, David M. Demshur and Joseph R. Perna participate in the Group SERP. Each participant is entitled to receive a retirement benefit of $250,000 per year, which begins on the later of participant’s retirement date or attaining the age of 65 years and is paid in annual installments until the participant’s death. If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the participant’s designated beneficiary is entitled to receive $250,000 each year until such payments have been made for an aggregate of 15 years to both the participant and such designated beneficiary. If the participant dies before his retirement date, the designated beneficiary of the deceased participant is entitled to receive $225,000 each year for 15 years. Each participant’s benefit under the Group SERP is fully vested and fully accrued. Additionally, the participant may make a prior election to receive a lump sum payment upon a “change of control” of our Company equal to the discounted present value of the retirement benefits that would have been paid upon the participant’s retirement. Benefits under the Group SERP may be forfeited only in the event of a participant’s termination for cause.
     In 1999, we adopted the Core Laboratories Supplemental Executive Retirement Plans for Monty L. Davis and John D. Denson, which we refer to as the “Individual SERPs.” The terms of the Individual SERPs are similar to that of the Group SERP except that the amount of the retirement benefit is determined using a formula that takes into consideration the participant’s compensation, years of employment, and a five year vesting schedule. The following table represents the total estimated annual benefits payable to Messrs. Davis and Denson in fixed annual payments for life, subject to a minimum of 15 annual payments, under the Individual SERPs.

Individual Supplemental Executive Retirement Plan Table

	Years of Service
Final Average Compensation	10	15	20	25	30	35
$200,000	$40,000	$60,000	$80,000	$100,000	$120,000	$140,000
$225,000	$45,000	$67,500	$90,000	$112,500	$135,000	$157,500
$250,000	$50,000	$75,000	$100,000	$125,000	$150,000	$175,000
$275,000	$55,000	$82,500	$110,000	$137,500	$165,000	$192,500
$300,000	$60,000	$90,000	$120,000	$150,000	$180,000	$210,000
$325,000	$65,000	$97,500	$130,000	$162,500	$195,000	$227,500
$350,000	$70,000	$105,000	$140,000	$175,000	$210,000	$245,000
$375,000	$75,000	$112,500	$150,000	$187,500	$225,000	$262,500
     Amounts shown as “Final Average Compensation” in this table represent the average annual covered compensation paid for five consecutive calendar years immediately preceding the year in which the individual’s employment terminates. For 2005, covered compensation for Messrs. Davis and Denson in the Summary Compensation Table on page 9 is the same as the total of their salary amounts shown in that table. As of March 1, 2006, Messrs. Davis and Denson had 25 years and 14.5 years of credited service with the Company, respectively. The benefits listed in the table are not subject to any deduction for Social Security.
     We have purchased insurance coverage on the lives of Messrs. Demshur, Bergmark, Perna, Davis and Denson to assist us in providing benefits under the Group and Individual SERPs. We are the owner and beneficiary of the insurance coverage for which all of the Group SERP and the Individual SERP premiums are fully paid. Based on actuarial calculations (including a 12% earnings rate assumption), we expect that the death benefits paid to us under the insurance policies will be sufficient to cover the costs of the Group and Individual SERPs’ benefits for these individuals. However, to the extent the death benefits under the policies are insufficient to cover those costs, we are obligated to pay the remainder out of our other general assets to absorb any shortfall.
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
     The Compensation Committee’s responsibilities are:
•	to establish the compensation program for our Chief Executive Officer and our other senior executive officers;

•	to oversee the administration of the incentive and stock option plans; and

•	to oversee the development of the compensation program for our Supervisory Directors.
     Our Compensation Committee is comprised of Messrs. Ogren, Joyce and Perna. The Company has determined that each member of the Compensation Committee is independent under the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code.
Executive Compensation Philosophy
     The objective of the compensation program for officers and managers is to create strong financial incentives for corporate and division officers and managers to increase profits, revenues and operating efficiency, which we expect to lead to an increase in shareholder value. The following objectives guide the Compensation Committee in its deliberations:
•	provide a competitive compensation program that enables us to attract and retain key executives and Supervisory Board members;

•	ensure a strong relationship between our performance results and those of our divisions and the total compensation received by an individual;

•	balance our annual and longer term performance objectives;

•	encourage executives to acquire and retain meaningful levels of common shares; and

•	work closely with our Chief Executive Officer to ensure that the compensation program supports our management style, objectives and culture.
     In addition to normal employee benefits, the executive total compensation program includes base salary, annual cash incentive compensation and longer term stock-based grants and awards.
Market Comparisons
     Primary market comparisons for executive compensation are made to other oilfield service companies, adjusted for size and job responsibilities. The companies used for market comparisons in the development of the compensation program are broader than those used in the performance graph presented elsewhere in this proxy statement and are used because they are more representative of the market in which we compete for executive talent. Data sources include peer company proxy disclosures, oilfield industry surveys, national survey databases and general trend data provided by consultants.
Variable Incentives
     Variable incentives, both annual and longer term, are major components of the program and are used to link pay with performance results appropriate to each executive officer or manager. Variable incentive awards and performance objectives are calibrated such that total compensation will approximate the market 50th percentile when our performance plans are achieved and exceed the 50th percentile when our performance plans are exceeded.
Internal Revenue Code Section 162(m)
     Internal Revenue Code Section 162(m) imposes a $1,000,000 limit, with certain exceptions, on the deductibility of compensation paid to each of our five highest paid executive officers. In particular, compensation that is determined to be “performance-based” is exempt from this limitation. To be “performance based,” incentive payments must use predetermined objective standards, limit the use of discretion in making awards and be certified by the Compensation Committee made up of “outside directors.” To date, we have not lost any tax deductions related to the limitations of Section 162(m). The Compensation Committee will continue to monitor these issues and will take appropriate action if it is warranted in the future.
Executive Compensation Program
     The following is a discussion of each of the principal components of the executive total compensation program.
     Base Salary. The base salary program targets the median of the primary comparison group for corporate and divisional officers and managers. Each executive is reviewed individually on an annual basis. Salary adjustments are based on the individual’s experience and background, the individual’s performance during the prior year, the general movement of salaries in the marketplace and our financial position. As a result of these factors, an executive’s base salary may be above or below the targeted median at any point in time.
     Annual Incentive Compensation. We administer an annual incentive plan for our corporate and divisional officers and managers. The goal of the plan is to reward participants based on our performance as a whole, the performance of the division for which they have direct responsibility and their individual contributions to our success. Under the plan, our executives have the opportunity to earn yearly cash bonuses based on such executive’s achievement of certain performance objectives. Please see “Employment and Change of Control Agreements” for more information on the annual incentive plan.
     For 2005, corporate participants were measured on earnings per share and earnings before interest and taxes, or “EBIT,” while division participants were also measured on working capital management. In addition, a discretionary component was included as part of the plan so that outstanding effort and dedication could be recognized. The measures were weighted substantially equally.
     Deferred Compensation Plan. Core Laboratories LP, one of our principal subsidiaries, has adopted a deferred compensation plan that allows certain officers, including all of our executive officers, to defer a portion of their salary and bonus, as well as the amount of any reductions in their deferrals under the 401(k) Plan, due to certain limitations imposed by the Internal Revenue Code of 1986, as amended. The plan also provides for employer contributions to be made on behalf of participants equal in amount to certain forfeitures of, and/or reductions in, employer contributions that participants could have received under the 401(k) Plan in the absence of certain limitations imposed by the Internal Revenue Code. These employer contributions vest gradually over a period of five years. Discretionary employer contributions may also be made on behalf of participants in the plan and are subject to discretionary vesting schedules determined at the time of such contributions. Vesting in all employer contributions is accelerated upon the death of the participant or a “change in control.” Employer contributions under the plan are forfeited upon a participant’s termination of employment to the extent they are not vested at that time.
     Stock Based Compensation. Stock ownership by corporate and divisional management is encouraged through the use of the Incentive Plan which provides for the award of our common shares and options to buy our common shares. The Compensation Committee and management believe that widespread common share ownership by key employees is an important means of encouraging superior performance and employee retention. Common share option grants or grants of restricted share awards are considered annually based on competitive multiples of base salary. Senior executives typically have a higher multiple and, as a result, have a greater portion of their total compensation linked to our long-term success. In determining the appropriate grant multiples, we target the market median among publicly-held oilfield service companies of similar size. In 2005, each of Messrs. Demshur, Bergmark, Davis and Denson received restricted share awards of 20,000, 15,000, 15,000 and 5,000 shares, respectively but received no stock option grants. Such restricted shares will generally vest upon the occurrence of any of the following: (i) the average closing stock price per common share attains a level equal to or above $28.00 per share over a period of 20 consecutive trading days ending within a period beginning on the twenty-first trading day after April 1, 2006 and ending on April 1, 2008, (ii) the average closing price per common share attains a level equal to or greater than $32.00 per share over a period of 20 consecutive trading days ending within the period beginning on the last trading day after April 1, 2008 and ending April 1, 2010, or (iii) in their entirety on January 1, 2012.
     In 2005, pursuant to the Executive Restricted Share Matching Program, each of Messrs. Demshur, Bergmark, Davis and Denson received restricted share awards of 27,183, 28,253, 9,459 and 11,304 shares, respectively, (the “Restricted Gross-Up Shares”) to reimburse them for tax liabilities resulting from the vesting of the original grant of restricted shares under the ESMP and their eventual vesting in the Restricted Gross-Up Shares. In order to vest in the Restricted Gross-Up Shares, each executive officer generally must remain in our employment until June 1, 2007, and maintain continuous ownership until such date of (a) the equivalent number of shares the officer initially purchased in order to receive the original restricted matching share award plus (b) a number of the shares received in the restricted matching share award (which number of shares is generally equal to all of the shares included in the restricted matching share award less a percentage of such shares surrendered by the participant to pay applicable taxes upon their vesting). A participant may become vested in some or all of the Restricted Gross-Up Shares prior to June 1, 2007, in the event of a change in control or the termination of the participant’s employment by reason of death, disability, an involuntary termination without cause, or after attainting the age of 60 and completing 10 years of employment with us.
     In 2005, our executive officers were also awarded contingent rights to acquire common shares (“Performance Shares”) that are subject to a performance goal that is based on a calculated return on equity versus a pre-determined target return on equity of 20%. Pursuant to the agreement, return on equity is calculated by dividing earnings before interest and income tax from continuing operations for the performance period by ending shareholders’ equity for the performance period (“ROE”). Unless there is a change in control, none of these 90,000 shares will be issued if the ROE for Core Laboratories is less than 20% for the three-year performance period. If our ROE for the performance period equals 20%, then 50% of the shares will be issued, and if our ROE for the performance period equals or exceeds 24%, then 100% of the shares will be issued. If our ROE for the performance period is greater than 20% but less than 24%, then the number of shares to be issued would be interpolated based on the terms of the agreement. If a change in control of the Company occurs prior to the last day of the performance period and while the executive officer is employed by the Company, then all of the executive officer’s Performance Shares will vest as of the date of the change in control. Messrs. Demshur, Bergmark, Davis and Denson received Performance Shares of 40,000, 20,000, 20,000 and 10,000, respectively.
Compensation of the Chief Executive Officer
     Our Chief Executive Officer, David M. Demshur, participates in the executive compensation program described above. In establishing the base salary for Mr. Demshur, our Compensation Committee assessed the pay levels for chief executive officers in similar companies in the oilfield service industry and our profit performance. In 2005,

Mr. Demshur’s base salary was $500,000 and his bonus was $710,000. As described in greater detail above, he received a restricted share award of 20,000 shares, 27,183 Restricted Gross-Up Shares and a performance share award of 40,000 shares. He received no stock options in 2005.
     A copy of the Company’s Compensation Committee charter may be found on the Company’s website, at http://www.corelab.com/governance.
     Submitted by the Compensation Committee of the Board of Supervisory Directors.

Compensation Committee D. John Ogren (Chairman) Rene R. Joyce Joseph R. Perna

REPORT OF THE NOMINATING AND GOVERNANCE COMMITTEE
     The Nominating and Governance Committee currently consists of Messrs. Joyce, Schouten and Vriesendorp. The Company has determined that each member of the Nominating and Governance Committee is independent under the standards set forth by the NYSE and, to extent consistent therewith, the Dutch Code.
     The Nominating and Governance Committee identifies and recommends to the Supervisory Board qualified candidates to serve as nominees for Supervisory Directors. Shareholders seeking to recommend Supervisory Director candidates for consideration by the Nominating and Governance Committee may do so by writing to the Company’s Secretary at the address indicated on the cover page of this proxy, giving the recommended candidates’ name, biographical data and qualifications. The Nominating and Governance Committee will consider all candidates submitted by shareholders within the time period set forth specified under “Shareholder Proposals” below.
     Qualifications of Supervisory Directors. When identifying Supervisory Director nominees, the Nominating and Governance Committee may consider, among other factors: the person’s reputation, integrity and independence (under applicable SEC, NYSE and Dutch Code standards); the person’s skills and business, government or other professional acumen, bearing in mind the composition of the Board of Supervisory Directors and the current state of Core Laboratories and the industry generally at the time of determination; and the number of other public companies for which the person serves as director and the availability of the person’s time and commitment to Core Laboratories. In the case of current Supervisory Directors being considered for renomination, the Nominating and Corporate Governance Committee will also take into account the Supervisory Director’s tenure as a member of our Board of Supervisory Directors; the Supervisory Director’s history of attendance at meetings of the Board of Supervisory Directors and committees thereof; and the Supervisory Director’s preparation for and participation in such meetings.
     Supervisory Director Nomination Process.
•	The Nominating and Governance Committee, the Chairman of the Supervisory Board, the Chief Executive Officer, or a Supervisory Director identifies a need to add a new board member that meets specific criteria or to fill a vacancy on the board. The Nominating and Governance Committee also reviews the candidacy of existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board. The Nominating and Governance Committee also considers recommendations for nominees for directorships submitted by shareholders as provided below.

•	If a new board member is to be considered, the Nominating and Governance Committee initiates a search by seeking input from other Supervisory Directors and senior management, and hiring a search firm, if necessary. An initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Supervisory Board are identified by and/or presented to the Nominating and Governance Committee, which ranks the candidates. Members of the Nominating and Governance Committee review the qualifications of prospective candidate(s), and the Chairman of the Supervisory Board, the Chief Executive Officer, and all other Supervisory Board members have the opportunity to review the qualifications of prospective candidate(s).

•	The Nominating and Governance Committee recommends to the Supervisory Board the nominee(s) from among the candidate(s), including existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board, and new candidates, if any, identified as described above.

•	The nominee(s) are nominated by the Supervisory Board.
     A copy of the Company’s Nominating and Governance Committee Charter may be found on the Company’s website, at http://www.corelab.com/governance.
     Submitted by the Nominating and Governance Committee of the Board of Supervisory Directors.

Nominating and Governance Committee Rene R. Joyce (Chairman) Jacobus Schouten Alexander Vriesendorp

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee currently consists of Messrs. Kearney, Perna, and Joyce. The Company has determined that: (1) each member of the Audit Committee is independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE and, to extent consistent therewith, the Dutch Code; and (2) all current Audit Committee members are financially literate. In addition, Mr. Kearney qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act and as defined in the Dutch Code.
     During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, the Audit Committee:
•	reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2005 with management and with the independent auditors;

•	considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management, with the internal auditors and with the independent auditors;

•	reviewed and discussed with the independent auditors (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and the independent auditors’ independence, and (3) the matters required to be discussed by Statements on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•	discussed with management, with the internal auditors and with the independent auditors the process by which the Company’s chief executive officer and chief financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including reports on Forms 10-K and 10-Q;

•	pre-approved all auditing services and non-audit services to be performed for the Company by the independent auditors as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining PricewaterhouseCoopers independence, and concluded that PricewaterhouseCoopers independence was not compromised by the provision of such services (details regarding the fees paid to PricewaterhouseCoopers in fiscal 2005 for audit services, audit-related services, tax services and all other services, are set forth at “Audit Fee Summary” below); and

•	based on the reviews and discussions referred to above, recommended to the Supervisory Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
     As recommended by the NYSE’s corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of PricewaterhouseCoopers warrant retaining the firm at this time. The Committee will, however, continue to review this issue on an annual basis.

     A copy of the Company’s Audit Committee’s written charter may be found on the Company’s website, at http://www.corelab.com/governance.
     Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.
     The Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receives the communications described above. The Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.
     Submitted by the Audit Committee of the Board of Supervisory Directors.

Audit Committee Michael C. Kearney (Chairman) Rene R. Joyce Joseph R. Perna

INFORMATION ABOUT OUR INDEPENDENT PUBLIC ACCOUNTANTS
Audit Fee Summary
     Set forth below is a summary of the total fees paid to our independent public accountants, PricewaterhouseCoopers, for fiscal years 2005 and 2004. These fees consisted of:

	2005	2004(1)
Audit Fees	$3,052,974	$4,507,226
Audit Related Fees	367,615	135,062
Tax Fees	123,933	86,977
All Other Fees	87,379	36,515

Total	$3,631,901	$4,765,780

(1)	Prior year fees have been restated to reflect actual fees paid.
     Audit Fees. Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002.

     Audit-Related Fees. Audit-related fees consist primarily of statutory audits of subsidiaries required by governmental or regulatory bodies and attestation services required by statute or regulation; audit of a benefit plan; and certain agreed-upon procedures including accounting and research work necessary to comply with generally accepted auditing standards.
     Tax Fees. Tax fees include professional services provided for preparation of federal and state tax returns, review of tax returns prepared by the Company, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audit.
     All Other Fees. Other fees consist primarily of comfort letters, consents, research and consulting, and work performed related to other SEC filings.
MATTERS TO BE VOTED ON
Item 1. Election of Supervisory Directors
     Our articles of association provide for one or more Supervisory Directors. Our Supervisory Board currently has eight members who are divided into three classes of Supervisory Directors. Each class is elected for a term of three years such that the term of one class of Supervisory Director expires at the annual meeting each year. At this year’s annual meeting we will be electing two Class III Supervisory Directors. The Supervisory Board is proposing the election of Messrs. Richard L. Bergmark and Alexander Vriesendorp as Class III Supervisory Directors for a term expiring at the annual meeting in 2009. All of the Class III nominees for Supervisory Director are presently members of the Supervisory Board. Please see “Information About Our Supervisory Directors and Director Compensation — Board of Supervisory Directors” for biographical information of our Supervisory Directors.
     Candidates for Supervisory Director are recommended by the Nominating and Governance Committee to our Supervisory Board. Our Supervisory Board then nominates selected candidates, who are elected at the annual meeting by the affirmative vote of a majority of the votes cast at the meeting. You may vote for either nominee, both nominees, or for neither. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting but will count for the purpose of determining the number of shares represented at the meeting.
     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed above. If at the time of, or prior to, the annual meeting any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Supervisory Board. The Supervisory Board has no reason to believe that any substitute nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein. Shareholders may not cumulate their votes in the election of Supervisory Directors.
     The Supervisory Board recommends that shareholders vote “FOR” the nominees for Supervisory Director as set forth above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 2. Confirmation and Adoption of Annual Accounts and Director Discharge from Liability
     At the annual meeting, our shareholders will be asked to confirm and adopt our Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2005, as required under Dutch law and our articles of association. In accordance with Article 408, Book 2 of the Dutch Civil Code, the Annual Accounts are our annual accounts and our participation and do not represent the consolidated accounts of our Company and subsidiaries as presented in our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ending December 31, 2005.
     In addition, in connection with the confirmation and adoption of our Dutch Statutory Annual Accounts and as permitted under Dutch law and our articles of association, our shareholders will be asked to discharge our supervisory directors and our managing director from any liability relating to the performance of their duties in connection with the review of our Dutch Statutory Annual Accounts for the year ending December 31, 2005. This request is made pursuant to Dutch law and commonly made by many Dutch companies.

     The affirmative vote of the majority of the votes cast at the annual meeting is required to confirm and adopt the Annual Accounts and discharge our directors from liability. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.
     The Supervisory Board recommends that shareholders vote “FOR” the confirmation and adoption of the Annual Accounts and the discharge of the managing directors and supervisory directors, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 3. Cancellation of Our Repurchased Shares
     At the annual meeting, our shareholders will be asked to resolve to cancel all of the treasury shares we have repurchased up to the date of our annual meeting. According to the Dutch Civil Code, we can only hold 10% of our issued share capital at one time. This restriction is not typical for a company domiciled in the United States but is imposed on us as a result of our being organized under the laws of The Netherlands. As of December 31, 2005, we held approximately 1,023,015 of our common shares as treasury shares, which equals approximately 3.8% of our issued share capital. If our shareholders do not resolve to cancel the above described shares, we would only be able to repurchase on the open market approximately an additional 1,445,905 common shares under our Share Repurchase Program on the open market. Management believes it is in the best interest of our shareholders for the Supervisory Board and management to have the flexibility to purchase additional common shares in the open market should market conditions warrant. Upon the affirmative vote of our shareholders, the shares will be cancelled in the manner described in Article 2:99(2) and 2:100 of the Dutch Civil Code.
     Core will post a copy of the minutes of the annual meeting of shareholders at the Dutch commercial registry and will publish a notice of the deposit in a Dutch daily newspaper. If no creditors oppose the capital reduction within two months of after publication in a Dutch daily newspaper, then the cancellation of the shares will become effective upon the execution of the deed of amendment and restatement of the articles of association.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to cancel our repurchased shares if more than one-half of our issued share capital is represented at the annual meeting. If less than one-half of our issued share capital is represented at the annual meeting, then the affirmative vote of two-thirds of the votes cast at the annual meeting is required to approve the cancellation of our repurchased shares. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.
     The Supervisory Board recommends that shareholders vote “FOR” the cancellation of our repurchased shares, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 4. Extension of Authority of Management Board Until November 5, 2007 To Repurchase Shares
     Under Dutch law and our articles of association, and subject to certain Dutch statutory provisions, we may repurchase up to 10% of our issued share capital in open market purchases at any price that does not exceed $200.00 per share or its equivalent in other currencies. Any such purchases are subject to the approval of the Supervisory Board and the authorization of our shareholders at the annual meeting, which authorization must be renewed every 18 months. In connection with our initial public offering in September 1995, our shareholders authorized our Management Board to make such repurchases for a period of 18 months. At each annual meeting subsequent to 1995, our shareholders have renewed that authorization such that the current period is set to expire on December 1, 2006. In 2005, we repurchased approximately 1,317,600 of our common shares for an aggregate purchase price of approximately $37.2 million. We believe that it is in the best interest of our Company and shareholders to have the flexibility to repurchase shares in the future if the Supervisory Board deems it advisable to do so. This authority is similar to that generally afforded under state law to public companies domiciled in the United States.
     At the annual meeting, our shareholders will be asked to approve a further extension of this authority for an additional 18-month period from the date of the annual meeting until November 5, 2007.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authorization of the Management Board to repurchase up to 10% of our issued share capital for an additional 18-month period from the date of the annual meeting. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.

     The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Management Board to repurchase up to 10% of our issued share capital until November 5, 2007 at a price not to exceed $200.00 per share, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 5. Extension of Authority of Supervisory Board To Issue Shares of Core Laboratories N.V. Until May 5, 2011
     Our authorized share capital consists of 100 million common shares and 3 million preference shares, each share with a current par value of NLG 0.03 which equals approximately EUR 0.01 (after execution of the proposed amendment of the articles of association under Item 8). Under Dutch law and our articles of association, the Supervisory Board has the power to issue shares of our authorized share capital as long as the Supervisory Board has been designated and authorized by the shareholders to do so at the annual meeting. An authorization of the Supervisory Board to issue shares may be effective for a period of up to five years and may be renewed on an annual rolling basis. In connection with our initial public offering in September 1995, our shareholders authorized the Supervisory Board to issue shares and/or rights with respect to our shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended the period such that the current period is set to expire on April 15, 2010.
     At the annual meeting, our shareholders will be asked to approve a further extension of this authority to issue shares and/or to grant rights, including options to purchase, with respect to our unissued common and preference shares up to the maximum number of common and preference shares indicated by the authorized share capital for a five-year period from the date of the annual meeting until May 5, 2011. This authority to issue shares is similar to that generally afforded under state law to public companies domiciled in the United States. Management believes that retaining the flexibility to issue shares for acquisition, financing or other business purposes in a timely manner without first obtaining specific shareholder approval is important to our continued growth. Furthermore, our common shares are listed on the NYSE and, accordingly, the issuance of additional shares will remain subject to the rules of the NYSE. In particular, the NYSE requires shareholder approval for the issuance of shares of common stock in excess of twenty percent of the shares outstanding except for public offerings for cash or bona fide private offerings at a price greater than both the book and market value of a company’s common stock. The authority of the Supervisory Board to issue shares as described in this proxy statement does not include the power to increase the total number of authorized shares of Core Laboratories N.V.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares for a five-year period from the date of the annual meeting. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.
     The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares until May 5, 2011, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 6. Extension of Authority of Supervisory Board To Limit or Eliminate Preemptive Rights Until May 5, 2011
     Holders of our common shares (other than our employees and employees of our subsidiaries who are issued common shares pursuant to the exercise of options granted under the Incentive Plan and the Nonemployee Director Plan) have a pro rata preemptive right of subscription to any of our common shares issued for cash unless such right is limited or eliminated by our Supervisory Board. Holders of our common shares have no pro rata preemptive subscription right with respect to any common shares issued for consideration other than cash. If designated and authorized by our shareholders at the annual meeting, the Supervisory Board has the power to limit or eliminate such rights. Such an authorization may be effective for up to five years and may be renewed for successive five-year periods. In connection with our initial public offering in September 1995, our shareholders authorized the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended this period such that the current period is set to expire on April 15, 2010.

     At the annual meeting, our shareholders will be asked to approve a further extension of this authority for a five-year period from the date of the annual meeting until May 5, 2011 to limit or eliminate preemptive rights. Preemptive rights are uncommon for public companies domiciled in the United States. Management believes that if the Supervisory Board is not granted the authority to limit preemptive rights, the ability of our Company to engage in equity financing transactions would be significantly affected. Any limits or waivers of preemptive rights would apply equally to all holders of our common shares. Furthermore, as long as our common shares remain listed on the NYSE, any issuance of common shares will remain subject to the rules of the NYSE, including limitations on our ability to issue shares without shareholder approval. See Item 5 above for a discussion of the NYSE rules regarding stock issuances.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for a five-year period from the date of the annual meeting. However, if less than 50 percent of all common shares entitled to vote on the proposal are present at the meeting, then two-thirds of the votes cast will be required to extend this authority. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.
     The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to limit or eliminate preemptive rights of holders of our common shares until May 5, 2011, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 7. Approval of the Amendment and Restatement of the Core Laboratories N.V. 1995 Nonemployee Director Stock Option Plan
     The Supervisory Board adopted an amendment and restatement of the Core Laboratories N.V. 1995 Nonemployee Director Stock Option Plan on March 9, 2006, subject to approval by the shareholders of the Company. The plan as amended and restated will be called the Core Laboratories N.V. 2006 Nonemployee Director Stock Incentive Plan (the “2006 Nonemployee Director Plan”). The primary change effected by the amendment and restatement of the plan is to eliminate the automatic, formula grant of stock options under the plan and to replace that formula approach with the discretionary right of the Supervisory Board to grant stock options, restricted shares, or any combination thereof, to our nonemployee directors.
     Prior to its amendment and restatement into the 2006 Nonemployee Director Plan, the 1995 Nonemployee Director Stock Option Plan provided only for the grant of stock options to our nonemployee directors pursuant to a formula set forth in the plan. Pursuant to this formula, each nonemployee director was generally granted (a) an option to acquire 1,000 common shares on the date such individual first became an eligible director and (b) an option to acquire 10,000 common shares (20,000 common shares if such nonemployee director was the Chairman of the Supervisory Board) each year generally on the first date in the calendar year set by the Supervisory Board for the issuance of stock options to more than 10 employees under our 1995 Long-Term Incentive Plan, as amended. In light of recent changes in the accounting treatment of various equity incentives and the possibility of further accounting or tax changes, the Company believes that it is advantageous for it to have greater flexibility in the design and implementation of its future equity compensation arrangements for its nonemployee directors.

     Set forth below is a summary of the principal features of the 2006 Nonemployee Director Plan that is qualified in its entirety by reference to the full text of the 2006 Nonemployee Director Plan which is attached to this Proxy Statement as Appendix A.
General
     The 2006 Nonemployee Director Plan is intended to provide an incentive to retain and attract persons of training, experience, and ability to serve as independent directors on the Supervisory Board, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in our development and financial success. These objectives are to be accomplished by making awards under the 2006 Nonemployee Director Plan and thereby providing participants with a proprietary interest in our growth and performance. Accordingly, the 2006 Nonemployee Director Plan provides for granting (a) stock options that do not qualify as “incentive stock options” as defined in Section 422 of the Code and (b) “restricted shares” that are either (1) common shares that are restricted or subject to forfeiture provisions or (2) a credit of units to a bookkeeping account maintained by the Company evidencing accrual to a participant of unsecured and unfunded conditional rights to acquire common shares.
Number of Shares Subject to the 2006 Nonemployee Director Plan
     The aggregate maximum number of common shares authorized to be issued under the 2006 Nonemployee Director Plan pursuant to grants of stock options and restricted shares is 700,000 common shares (subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other change in the Company’s capital structure). This number of shares was not increased in the amendment and restatement of the plan. As of March 1, 2006, approximately 168,000 of the common shares authorized to be issued under the plan have been issued or are subject to currently outstanding stock options. Common Shares related to awards under the 2006 Nonemployee Director Plan that are forfeited or terminated or that expire unexercised will again become available for the granting of awards under the plan.
Administration
     The 2006 Nonemployee Director Plan will be administered by the Supervisory Board. The Supervisory Board has full authority, subject to the terms of the 2006 Nonemployee Director Plan, to establish rules and regulations for the proper administration of the 2006 Nonemployee Director Plan, to select the persons to whom awards are granted and to set the date of grant and the other terms of the awards.
Eligibility
     Any individual serving as a member of the Supervisory Board is eligible to participate in the 2006 Nonemployee Director Plan provided that such individual is not an employee of the Company or any of its subsidiaries and has not been an employee since the date of the most recent annual general meeting of our shareholders. As used in this summary of the 2006 Nonemployee Director Plan, the term “nonemployee director” refers to the individuals described in the preceding sentence. The selection of nonemployee directors, from among those eligible, who will receive awards under the 2006 Nonemployee Director Plan is within the discretion of the Supervisory Board.
Effective Date; Amendment and Termination of the 2006 Nonemployee Director Plan
     The 1995 Nonemployee Director Stock Option Plan was originally effective as of September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997. The amendment and restatement of the plan into the 2006 Nonemployee Director Plan is effective as of May 5, 2006. No further awards may be granted under the 2006 Nonemployee Director Plan after April 20, 2016. The Supervisory Board may from time to time amend, modify, suspend or terminate the 2006 Nonemployee Director Plan for any purpose except that (a) no amendment or alteration that would impair the rights of a holder of an award under the 2006 Nonemployee Director Plan may be made without the holder’s consent, (b) no amendment or alteration will be effective prior to approval of the shareholders of the Company, to the extent such approval is then required pursuant to Rule 16b-3 under the Exchange Act or to the extent shareholder approval is otherwise required by applicable law, and (c) no amendment to the 2006 Nonemployee Director Plan that would require shareholder approval pursuant to the requirements of the New York Stock Exchange or any exchange on which the Company is listed will be effective prior to approval of the shareholders of the Company.

Stock Options
     All options will be evidenced by a written contract containing provisions consistent with the 2006 Nonemployee Director Plan and such other provisions as the Supervisory Board deems appropriate. An option granted under the 2006 Nonemployee Director Plan will not be treated as an incentive stock option within the meaning of Section 422 of the Code. The term of each option will be as specified by the Supervisory Board at the date of grant, and the effect of the termination of a nonemployee director’s service as a director will be controlled by the terms of the option contract that evidences each option grant. The number of shares for which an option is granted to a nonemployee director will be determined by the Supervisory Board. The purchase price of each common share that is subject to an option will also be determined by the Supervisory Board, but (subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other change in the Company’s capital structure) such purchase price will be no less than the fair market value of a common share on the date that the option is granted. The purchase price upon exercise may be paid in cash, or, at the discretion of the Supervisory Board, in other common shares owned by the nonemployee director, by surrendering all or part of that or any other award under the 2006 Nonemployee Director Plan, or by any combination thereof.
Restricted Shares
     An award of restricted shares may consist of common shares or may be denominated in units of common shares. All or part of any such award may be subject to conditions established by the Supervisory Board and set forth in the written agreement evidencing such award, which conditions may include, but are not limited to, (a) the attainment of one or more performance targets established by the Supervisory Board, (b) the award recipient’s continued provision of services to the Company and its subsidiaries, whether in the capacity as a nonemployee director or otherwise, for a specified period of time, (c) the occurrence of any event or the satisfaction of any other condition specified by the Supervisory Board in its sole discretion, or (d) a combination of any of the foregoing. Each award of restricted shares may have different conditions and restrictions, in the discretion of the Supervisory Board. Dividends or dividend equivalent rights may be extended to and made part of any award denominated in common shares or units of common shares, subject to such terms, conditions and restrictions as the Supervisory Board may establish.
Transferability
     Unless otherwise determined by the Supervisory Board and provided in an award agreement, awards under the 2006 Nonemployee Director Plan are generally not transferable except (a) by will or the laws of descent and distribution, (b) pursuant to a QDRO, or (c) with the consent of the Supervisory Board.
Change in Control
     The 2006 Nonemployee Director Plan provides that each stock option will become fully exercisable and the restrictions on restricted shares will lapse upon a change in control of the Company (as defined in the 2006 Nonemployee Director Plan).
United States Federal Income Tax Aspects of the 2006 Nonemployee Director Plan
     Nonqualified Stock Options. As a general rule, no federal income tax is imposed on the optionee upon the grant of a nonqualified stock option such as those granted under the 2006 Nonemployee Director Plan, and we are not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a nonqualified stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock on the date of exercise over the option price paid for such shares. Upon the exercise of a nonqualified stock option granted under the 2006 Nonemployee Director Plan, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee, assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the fair market value of the shares on the date of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of a nonqualified stock option are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a nonqualified stock option.
     Restricted Shares. A nonemployee director who has been granted restricted shares under the 2006 Nonemployee Director Plan consisting of Common Shares that are subject to forfeiture provisions will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the forfeiture provisions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the nonemployee director will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and we will be entitled to a corresponding deduction. Dividends paid to the holder during the period that the forfeiture restrictions apply will also be compensation to the nonemployee director and deductible as such by the Company. Notwithstanding the foregoing, the recipient of such restricted shares may elect to be taxed at the time of grant of the restricted shares based upon the fair market value of the shares on the date of the award, in which case (a) we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.
     A nonemployee director who has been granted restricted shares under the 2006 Nonemployee Director Plan consisting of a credit of units to a bookkeeping account maintained by the Company evidencing accrual to such nonemployee director of unsecured and unfunded conditional rights to acquire Common Shares will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Upon expiration of the restrictions applicable to such restricted shares, the nonemployee director will realize ordinary income in an amount equal to the excess of the fair market value of the property distributed to the nonemployee director by the Company at that time over the amount, if any, paid by the nonemployee director for such property, and we will be entitled to a corresponding deduction.
     Section 162(m) of the Code. Subject to certain exceptions, Section 162(m) of the Code generally precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. Section 162(m) should not limit the deductibility of compensation paid under the 2006 Nonemployee Director Plan to our nonemployee directors.
     Section 409A of the Code. Section 409A of the Code provides that deferred compensation, as defined therein, will be subject to an additional 20% tax unless it meets certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder. We intend for awards issued under the 2006 Nonemployee Director Plan to either be exempt from the application of, or to comply with, Section 409A of the Code.
     Section 401(a) of the Code. The 2006 Nonemployee Director Plan is not qualified under Section 401(a) of the Code.
     The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the 2006 Nonemployee Director Plan. No consideration has been given to the effects of foreign, state, local, or other tax laws on the 2006 Nonemployee Director Plan or award recipients, or the application of Dutch tax law to the Company.
Inapplicability of ERISA
     Based upon current law and published interpretations, the Company does not believe the Nonemployee Director Plan is subject to any of the provisions of ERISA.
New Plan Benefits
     The benefits or amounts that will be received by or allocated to non-executive directors other than executive officers, by reason of the amendment, are not yet determinable. Future awards are in the discretion of the Compensation Committee (including, as applicable, the Equity Awards Subcommittee), and cannot be determined at this time.
     The affirmative vote of holders of a majority of the common shares present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the proposed amendment and restatement of the 1995 Nonemployee Director Stock Option Plan into the 2006 Nonemployee Director Plan. In addition, the total vote cast with respect to this proposal must represent over 50 percent of all common shares entitled to vote on this proposal.

     The Supervisory Board recommends that the shareholders vote “FOR” the approval of the Amendment and Restatement of the Core Laboratories N.V. 1995 Nonemployee Director Stock Option Plan and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 8. Approval of the Amendment to the Company’s Articles of Association
     The Supervisory Board has approved an amendment to Core’s articles of association as proposed by the Management Board, which includes certain changes that will result in our governing charter reflecting recent changes to the provisions of Netherlands law.
     The following table summarizes material changes that will result if the Company were to adopt the proposed amendment to the articles of association. This summary does not purport to be complete. For complete information, you should read the full text of the amendment to the articles of association included as Appendix B to this Proxy Statement. For purposes of comparison, the full text of the old articles of association is included in this Proxy Statement as Appendix C.
     The amendment to the articles of association includes a capital reduction as the result of the conversion of the par value per share from NLG 0.03 to EUR 0.01. Core will post a copy of the minutes of the annual meeting of shareholder at the Dutch commercial registry and will publish a notice of the deposit in a Dutch daily newspaper. If no creditors oppose capital reduction within two months after publication in a Dutch daily newspaper, then the deed of amendment and restatement of the articles of association will be executed and will become effective upon such execution.

Subject	Proposed Change
Article 4, Paragraph 1 — Authorized Share Capital	Change denomination of authorized share capital from Netherland guilders into euros and revise all such references contained in the articles of association.

Article 11 — Transfer of Shares and Limited Rights to Shares	Amend and restate this article in its entirety to reflect that transfers of share certificates are conducted through Core’s transfer agent.

Article 13. Paragraph 4 — Appointment of Managing Directors	Amend this provision to remove the words “for an unlimited period of time,” which will allow the Company, if it so chooses, to set a term of appointment for each member of the management board, subject to approval of the shareholders.

Article 14, Paragraph 8 — Transfer of Assets	Amend this provision to require the management board to obtain shareholder approval in connection with the transfer of all or substantially all the business of the Company in accordance with applicable law.

Article 16, Paragraph 4 — Approval of Supervisory Director Compensation	Amend this provision to stipulate that shareholder approval of future changes in the compensation of supervisory directors is required.

Article 16, Paragraph 15	Amend this provision to remove the designated age limit of 72 years for supervisory directors.

Article 17 — Indemnification	Amend this provision to clarify the Company’s obligation to indemnify its acting and former managing directors, members of the board of supervisory directors, officers, employees and agents.

Article 18, Paragraph 1 — The General Meeting	Amend this provision to require the Company to add new subsections e. regarding the discharge of the management board and f. regarding the discharge of the management board and require that such matters be addressed at each general meeting.

Article 18, Paragraph 5 — Notice of Meetings	Amend this provision to change the period of notice from 14 days to 15 days as is now required by Dutch law.

Article 24, Paragraph 5 — Confirmation of Dutch Annual Accounts	Amend paragraph 5 to clarify that the adoption of the annual accounts does not automatically release the management board and the supervisory board from liability.

     Furthermore, it is proposed to designate the managing director and each civil law notary, junior civil law notary and notarial assistant working at NautaDutilh N.V. to apply for, or instruct others to apply for, the declarations for the amendment of the articles of association referred to in Article 2:125 of the Netherlands Civil Code and, after the declaration has been obtained, to designate them and each lawyer, working at NautaDutilh N.V., to have the notarial deed in relation to the amendment of the articles of association executed.
     The affirmative vote of two-thirds of the votes cast at the Annual Meeting is required to approve the amendment to the articles of association. In addition, the total votes cast in favor must represent over 50 percent of all common shares entitled to vote on the proposal. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the Annual Meeting.
     The Supervisory Board recommends that the shareholders vote “FOR” the approval of the Amended and Restated Articles of Association of Core Laboratories N.V. and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 9. Ratification of Appointment of PricewaterhouseCoopers As Independent Public Accountants of the Company For 2006
     The Supervisory Board has appointed the firm of PricewaterhouseCoopers as our independent public accountants for the year ending December 31, 2006 subject to ratification by our shareholders. PricewaterhouseCoopers has acted as our independent public accountants since April 2002. We have invited representatives of PricewaterhouseCoopers to the annual meeting and we expect one such representative to attend. If such representative should attend we expect that he or she will be available to respond to questions.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to ratify the appointment of PricewaterhouseCoopers as our independent public accountants for 2005. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.
     In the event the appointment is not ratified, our Supervisory Board will consider the appointment of other independent accountants. Our Supervisory Board may terminate the appointment of PricewaterhouseCoopers as our independent accountants without the approval of our shareholders whenever our Supervisory Board deems such termination necessary or appropriate.
     The Supervisory Board recommends that the shareholders vote “FOR” the ratification of PricewaterhouseCoopers appointment as our independent public accountants for 2006 and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 10. Other Matters To Be Voted On
     The Supervisory Board does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournment thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.
OTHER PROXY MATTERS
Information About Our 2007 Annual Meeting
     Any shareholder who desires to submit a proposal for inclusion in the proxy material for presentation at the 2007 annual meeting of shareholders must forward such proposal to our Secretary at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than December 1, 2006. Any notice of a proposal to be considered at the 2007 annual meeting should also be submitted to our Secretary. Any such notice will be considered untimely if not received by the Secretary on or before February 15, 2007.

Incorporation by Reference
     The information contained in this proxy statement in the sections entitled “Shareholder Return Performance Presentation,” “Report of the Compensation Committee” and “Report of the Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
Other Information
     A copy of our Annual Report on Form 10-K for the year ended December 31, 2005, including the financial statements, schedules and exhibits thereto, may be obtained without charge by written request to John D. Denson, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040.

By Order of the Board of Supervisory Directors,

Jacobus Schouten
Supervisory Director

Amsterdam, The Netherlands
March ___, 2006

Appendix A
CORE LABORATORIES N.V.
2006 NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
     1. Objectives. The Core Laboratories N.V. 2006 Nonemployee Director Stock Incentive Plan (the “Plan”) is intended to provide an incentive to retain and attract persons of training, experience, and ability to serve as independent directors on the Board of Supervisory Directors of Core Laboratories N.V. (the “Company”), to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. These objectives are to be accomplished by making Awards under the Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries. The Plan as set forth herein constitutes an amendment and restatement of the Core Laboratories N.V. 1995 Nonemployee Director Stock Option Plan as previously adopted and amended by the Company (the “Prior Plan”), and shall supersede and replace in its entirety such previously adopted plan. This amendment and restatement of the Prior Plan shall be effective as of May 5, 2006, provided this amendment and restatement of the Prior Plan is approved by the shareholders of the Company on such date at the Company’s 2006 Annual Meeting of Shareholders. If this amendment and restatement of the Prior Plan is not so approved by the shareholders, then this amendment and restatement shall be void and of no effect. Notwithstanding any provisions herein to the contrary, each stock option granted under the Prior Plan prior to the effective date of this amendment and restatement shall be subject to the terms and provisions of the Prior Plan as in effect prior to this amendment and restatement of the Prior Plan into the Plan.
     2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:
          “Award” means the grant of an Option or Restricted Shares, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions, and limitations as the Board may establish in order to fulfill the objectives of the Plan.
          “Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions, and limitations applicable to an Award.
          “Board” means the Board of Supervisory Directors of the Company.
          “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
          “Common Shares” means the Common Shares, par value NLG .03 (U.S. $.05) per share, of the Company.
          “Director” means any individual serving as a member of the Board.
          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
          “Fair Market Value” means, as of a particular date, (i) if the Common Shares are listed on a national securities exchange, the final closing sales price per Common Share on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sales so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Shares are not so listed but are quoted on the Nasdaq National Market, the final closing sales price per Common Share on the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Shares are not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc. or (iv) if none of the above is applicable, such amount as may be determined by the Board, in good faith, to be the fair market value per Common Share.

          “Nonemployee Director” means any Director who is not an employee of the Company or any Subsidiary and has not been an employee since the date of the most recent annual general meeting of shareholders of the Company.
          “Option” means a nonqualified stock option within the meaning of Section 83 of the Code.
          “Participant” means a Nonemployee Director to whom an Award has been made under the Plan.
          “Restricted Shares” means (i) Common Shares that are restricted or subject to forfeiture provisions or (ii) a credit of units to a bookkeeping account maintained by the Company evidencing accrual to a Participant of unsecured and unfunded conditional rights to acquire Common Shares.
          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor rule.
          “Subsidiary” means any corporation, limited liability company, or other entity of which the Company directly or indirectly owns shares or other interests representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity.
     3. Eligibility. All Nonemployee Directors are eligible for Awards under the Plan. The Board in its sole discretion shall select the Participants in the Plan from time to time by the grant of Awards under the Plan. The selection of Participants and the granting of Awards under the Plan shall be entirely discretionary and nothing in the Plan shall be deemed to give any Nonemployee Director any right to participate in the Plan or to be granted an Award.
     4. Common Shares Available for Awards. There shall be available for Awards granted wholly or partly in Common Shares (including rights or options which may be exercised for or settled in Common Shares) during the term of the Plan an aggregate of 700,000 Common Shares (inclusive of the shares that were available under the Prior Plan), subject to adjustment as provided in Section 13. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make Common Shares available for issuance pursuant to Awards. Common Shares related to Awards that are forfeited or terminated or that expire unexercised shall immediately become available for Awards hereunder. The Board may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3.
     5. Administration. The Plan shall be administered by the Board, which shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. The Board may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding such Award or (ii) consented to by such Participant. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Board deems necessary or desirable to carry it into effect. Any decision of the Board in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned. No member of the Board shall be liable for anything done or omitted to be done by him or her or by any other member of the Board in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.
     6. Awards. The Board shall in its discretion determine the type or types of Awards to be made to each Participant under the Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board in its sole discretion and shall be signed by the Participant and by the Managing Director, the Chief Executive Officer, the President, the Secretary or any Vice President of the Company for and on behalf of the Company. An Award Agreement may include provisions for the repurchase by the Company of Common Shares acquired pursuant to the Plan and the repurchase of a Participant’s option rights under the Plan. Awards may consist of those listed in this Section 6 and may be granted singly, in combination, or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights (i) under the Plan or any other Nonemployee Director plan of the Company or any of its Subsidiaries, including the plan of any acquired entity, or (ii) made to any Nonemployee Director by the Company or any Subsidiary. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award.
     (a) Stock Option. An Award may consist of a right to purchase a specified number of Common Shares upon terms and conditions specified by the Board in the Award Agreement or otherwise. An Option granted under the Plan shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code. The purchase price of each Common Share that is subject to an Option granted pursuant to the Plan shall be determined by the Board but, subject to adjustment as provided in Section 13, such purchase price shall not be less than the Fair Market Value of a Common Share on the date such Option is granted.
     (b) Award of Restricted Shares. An Award of Restricted Shares may consist of Common Shares or may be denominated in units of Common Shares. All or part of any such Award may be subject to conditions established by the Board and set forth in the Award Agreement, which conditions may include, but are not limited to, (i) the attainment of one or more performance targets established by the Board, (ii) the Award recipient’s continued provision of services to the Company and its Subsidiaries, whether in the capacity as a Nonemployee Director or otherwise, for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Board in its sole discretion, or (iv) a combination of any of the foregoing. Each Award of Restricted Shares may have different conditions and restrictions, in the discretion of the Board. Each such Award may be based on Fair Market Value or other specified valuations. The certificates evidencing Common Shares issued in connection with an Award of Restricted Shares shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Shares or units of Common Shares, subject to such terms, conditions, and restrictions as the Board may establish.
     (c) Change in Control. An Option shall become fully exercisable and restrictions on Restricted Shares shall lapse upon a Change in Control (as hereinafter defined) of the Company. Change in Control shall mean (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (A) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, 50% or more of the common equity of the resulting entity, (B) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity, or (C) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (ii) shareholder approval of a plan of dissolution or liquidation of the Company, (iii) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company), acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the combined voting power of the outstanding securities of, (A) if the Company has not engaged in a merger or consolidation, the Company, or (B) if the Company has engaged in a merger or consolidation, the resulting entity, or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the supervisory directors are Incumbent Directors. For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common equity of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity, and (3) “Incumbent Directors” shall mean directors who either (x) were directors of the Company as of February 28, 2003, or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (I) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (II) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.
     7. Substitution of Awards. At the discretion of the Board, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.
     8. Option Exercise. The price at which Common Shares may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Board, by means of tendering Common Shares or surrendering all or part of that or any other Award, including Restricted Shares, valued at Fair Market Value on the date of exercise, or any combination thereof. The Board shall determine acceptable methods for tendering Common Shares or Awards to exercise an Option as it deems appropriate. If permitted by the Board, payment may be made by successive exercises by the Participant. The Board may provide for procedures to permit the exercise or purchase of Awards by (i) loans from the Company (to the extent permissible under applicable law) or (ii) use of the proceeds to be received from the sale of Common Shares issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event Restricted Shares are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of Restricted Shares used as consideration therefor, shall be subject to the same restrictions as the Restricted Shares so submitted as well as any additional restrictions that may be imposed by the Board.
     9. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Common Shares under the Plan, an appropriate amount of cash or number of Common Shares or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Board may also permit withholding to be satisfied by the transfer to the Company of Common Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
     10. Amendment, Modification, Suspension, or Termination. The Board may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant’s consent, (ii) no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable legal requirements, and (iii) no material amendment to the Plan shall be effective prior to approval by the Company’s shareholders. For purposes of clause (iii) of the preceding sentence, a material amendment is any amendment that would require shareholder approval pursuant to the requirements of the New York Stock Exchange or any exchange on which the Company is then listed. Notwithstanding any provision herein to the contrary, unless the Plan is terminated earlier pursuant to the preceding provisions of this Section 10, no further Awards may be granted under the Plan after April 20, 2016. The Plan shall remain in effect (at least for the purpose of governing outstanding Awards) until all Options granted under the Plan have been exercised or expired and all Restricted Shares granted under the Plan have vested or been forfeited.
     11. Termination of Service as a Director. Upon the termination of a Nonemployee Director’s service as a Director, any unexercised, deferred, or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Board may, in its discretion, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant.

     12. Assignability. Unless otherwise determined by the Board and provided in the Award Agreement, no Award or any other benefit under the Plan shall be assignable or otherwise transferable except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the United States Employee Retirement Income Security Act, or the rules thereunder, or (iii) with the consent of the Board. The Board may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under the Plan in violation of this Section 12 or the terms of an Award Agreement shall be null and void.
     13. Adjustments.
     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize (i) any or all adjustments, recapitalizations, reorganizations or other changes in the share capital of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures, preferred or prior preference shares (whether or not such issue is prior to, on a parity with or junior to the Common Shares), (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business, or (vi) any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
     (b) In the event of any subdivision or consolidation of outstanding Common Shares or declaration of a dividend payable in Common Shares or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding Common Shares, the Board may adjust proportionally (i) the number of Common Shares reserved under the Plan and the number of Common Shares covered by outstanding Awards denominated in Common Shares or units of Common Shares, (ii) the exercise or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Shares or any distribution to holders of Common Shares of securities or property (other than normal cash dividends or dividends payable in Common Shares), the Board shall make such adjustments or other provisions to the Plan and outstanding Awards as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board shall be authorized, in its discretion, (A) to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, (B) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of Options that remain unexercised at the time of such transaction, or (C) to provide for the acceleration of the vesting and exercisability of the Options and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.
     14. Restrictions. No Common Shares or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that the Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of the Plan be interpreted to give effect to such intention and that, if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit the Plan to comply with Rule 16b-3. Certificates evidencing Common Shares delivered under the Plan may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Shares are then listed, and any applicable foreign and United States federal and state securities law. The Board may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.
     15. Unfunded Plan. Insofar as it provides for Awards of Common Shares or rights thereto, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company or the Board be deemed to be a trustee of any Common Shares or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to a grant of Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement with such Participant, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.
     16. Rights as Shareholder. Unless otherwise provided under the terms of an Award Agreement, a Participant shall have no rights as a holder of Common Shares with respect to Awards granted hereunder, unless and until certificates for Common Shares are issued to such Participant.
     17. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.
     18. Effective Date of Plan. The Plan originally became effective on September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997. This amendment and restatement of the Plan shall be effective as provided in Section 1.
     19. Miscellaneous. The granting of any Award shall not impose upon the Company, the Board, or any other Directors any obligation to nominate any Participant for election as a Director and the right of the shareholders of the Company to remove any person as a Director of the Company shall not be diminished or affected by reason of the fact that an Award has been granted to such person.

Appendix B
Office (unofficial) translation of the proposed deed of amendment of the articles of association
of Core Laboratories N.V.
In this translation an attempt has been made
to be as literal as possible,
without jeopardising the overall continuing.
Inevitably, differences may occur in translation, and
if so, the Dutch text will govern.
I. Article 4 paragraph 1 will be:

“1.	The authorised share capital of the company amounts to one million thirty thousand euros (EUR 1,030,000.—), divided into one hundred million (100,000,000) ordinary shares and three million (3,000,000) preference shares, each with a nominal value of one eurocent (EUR 0.01).”
II. Article 11 will be:
“TRANSFER OF SHARES AND LIMITED RIGHTS TO SHARES
Article 11.
1.	The transfer of shares or the transfer or termination of usufruct on shares, or else the establishment or renunciation of usufruct or a right of pledge on shares takes place with consideration of that defined in article 2:86, or else article 2:86c of the (Dutch) Civil Code. This however is without prejudice to that defined in the following paragraphs of this article.

2.	A share is transferred by delivery to the company of a signed transfer deed in accordance with a form that the company provides free of charge, or is transferred by delivery to the company of the relevant share certificate, provided that the deed printed on the reverse of the share certificate has been fully completed and signed by or on behalf of the individual who wishes to transfer or else a separate deed in the same form is submitted together with the share certificate.
3.	If transfer of a share has taken place by service of the transfer deed on the company, the company will either note the transfer on the share certificate or withdraw the share certificate and issue one or more certificates in name to the person to whom transfer took place.

4.	A written acknowledgement of transfer of a share from the company will take place either by noting this on the share certificate or by issue to the individual to whom the transfer took place of one or more certificates in name up to an equal nominal amount.

5.	That defined in the preceding paragraphs of this article will apply correspondingly in respect of the allocation of registered shares in the case of division of any form of community, the transfer of a registered share as a consequence of execution and the establishment of rights in rem on a registered share.”
III. Article 13 paragraph 4 will be:

“4.	The general meeting shall appoint the managing directors and shall at all times have power to suspend or dismiss any managing director. A resolution to appoint a managing director can only be passed upon recommendation by the board of supervisory directors. Each managing director can at all times also be suspended by the board of supervisory directors. A shareholders’ resolution to suspend or dismiss a managing director must be passed by a two thirds majority of the valid votes cast representing more than half of the issued share capital. The provision in article 2:120, paragraph 3 (Dutch) Civil Code shall not be applicable.”
IV. Article 14 paragraph 8 will be:

“8.	The board of management shall need the approval of the general meeting for decisions relating to the closing down — including the transfer (of beneficial use) — of all or substantially all of the business of the company, in accordance with applicable law.”
V. Article 16 paragraph 4 will be:

“4.	The general meeting of shareholders shall determine the remuneration of the supervisory directors. Any reasonable expenses incurred by supervisory directors in this capacity shall be refunded to them. The notes to the annual accounts shall contain full and detailed information on the amount and structure of the remuneration of individual supervisory directors. No personal loans can be granted to the member of the management board unless it is in the normal conduct of the company and the supervisory board has given its approval.”
VI. Article 16 paragraph 15 will be:

“15.	A supervisory director may be appointed to the supervisory board for a three-year term and shall be eligible for re-appointment for a subsequent three-year term. The supervisory board shall draw up a retirement rota in order to avoid, as far as possible, a situation in which re-appointments occur simultaneously.

The rota shall be made available and shall, in any event, be put on the company’s website.
A member of the supervisory board shall be re-appointed only after careful consideration.”
VII. Article 17 will be:
“INDEMNIFICATION
Article 17

1.	Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, is or was or has agreed to become a supervisory or managing director of the company or is or was serving or has agreed to serve at the request of the company as a supervisory or managing director of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a supervisory or managing director of the company or in any other capacity while serving or having agreed to serve as a supervisory or managing director, shall be indemnified by the company against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably and actually incurred or suffered by such person in connection therewith.

2.	Such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors of his or her last will and testament, and the administrators of his estate.

3.	If the damage was caused by seriously culpable conduct (which the parties intend to be functionally the same as “gross negligence or wilful misconduct” standards used in New York state law which, while not superseding the Dutch law governing the relationship between Dutch companies and the directors thereof, reflects the parties’ intent as to the principles which, in the absence of clear Dutch law to the contrary, should be used for purposes of this indemnity) on the part of the relevant supervisory director or managing director, no right to indemnification shall exist.

4.	The right to indemnification shall include the right to be paid by the company the expenses incurred in defending any such proceeding in advance of its final disposition. The payment of such expenses incurred by a current, former or proposed supervisory or managing director in his or her capacity as a supervisory or managing director or proposed supervisory or managing director in advance of the final disposition of a proceeding, shall be made only upon delivery to the company of a written undertaking, by or on behalf of such person seeking indemnification, to repay all amounts so advanced if it shall ultimately be determined that such person seeking indemnification is not entitled to be indemnified under this Article 17 or otherwise.

5.	The managing or supervisory director shall not accept any liability towards third parties and not enter into a settlement agreement without the prior written consent of the company. The company and the managing or supervisory director shall use all reasonable efforts, but at the company’s sole expense, to cooperate in order to agree on the defense against any action against the managing or supervisory director unless such defense is not, in the opinion of counsel to the person seeking indemnification, likely to be successful.

6.	If a written claim received by the company from or on behalf of an indemnified party under this Article 17 is not paid in full by the company within ninety days after such receipt, the claimant may at any time thereafter bring suit against the company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

7.	The right to indemnification and the advancement and payment of expenses conferred in this Article 17 shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Articles of Association of the company, bylaw, agreement, vote of stockholders or disinterested supervisory or managing directors or otherwise.

8.	The company may maintain insurance, at its expense, to protect itself and any person who is or was serving as a supervisory or managing director of the company or is or was serving at the request of the company as a supervisory or managing director of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans against any expense, liability or loss, whether or not the company would have the power to indemnify such person against such expense, liability or loss under Dutch law.

9.	If this Article 17 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the company shall nevertheless indemnify each supervisory or managing director of the company and any person who is or was serving at the request of the company as a supervisory or managing director of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, as to costs, charges and expenses (including without limitation, attorneys’ fees, judgments, penalties or fines, and amounts paid or to be paid in settlement) with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article 17 that shall not have been invalidated and to the fullest extent permitted by applicable law.

10.	For purposes of this Article 17, reference to the “company” shall include, in addition to the company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the board of supervisory directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its supervisory or managing directors of such constituent company and so that any person who is or was a supervisory or managing director of such constituent company, or is or was serving at the request of such constituent company as a supervisory or managing director of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall stand in the same position under the provisions of this Article 17 with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued.

11.	An amendment to this article shall not impair the rights of a person who was a supervisory director or managing director after the introduction of this article but before the amendment. The obligations of the company towards such persons shall remain in effect as if the article had not been amended.”
VIII. Article 18 paragraph 1 will be:

“1.	At least once a year, a general meeting shall be held. Such general meeting shall be held within six months after the end of the financial year, at which, among other issues, the following shall be dealt with:
a.	except in case a delay in drawing up the annual accounts has been approved, the consideration of the annual accounts and, insofar as is required by law, of the annual report and additional information as mentioned in Article 2:392 of the (Dutch) Civil Code;

b.	the confirmation and adoption of the annual accounts, except if a delay in drawing up the annual accounts has been approved;

c.	deciding upon the allocation of profits;

d.	deciding upon any bonuses to be granted to managing directors and/or members of the board of supervisory directors;

e.	discharge of the management board;

f.	discharge of the supervisory board; and

g.	in addition to the above, doing everything required by law.”
IX. Article 18 paragraph 5 will be:

“5.	Notice of the meetings must be given to the persons entitled to attend meetings, without prejudice to the provisions of paragraph 3 of this article, by or on behalf of the board of management or the board of supervisory directors. The notice convening a general meeting shall be published by advertisement which shall at least be published in a nationally distributed daily newspaper in The Netherlands. In addition, the shareholders shall be notified by means of letters delivered through the mails; the period of notice shall be at least fifteen days, not including the day of the notice and the day of the meeting.”
X. Article 24 paragraph 5 will be:

“5.	The general meeting shall adopt the annual accounts. Adoption of the annual accounts shall not serve to discharge a managing director or a supervisory director.”
FINAL PROVISION

Finally, the person appearing declared:
•	that by this amendment to the articles of association, the nominal value of each of the issued ordinary and preference shares as laid down in these articles, being three cents in Dutch guilders (NLG 0.03), will be converted into one eurocent (EUR 0.01);

•	that, as a result of the conversion referred to above, the total issued share capital of the company will decrease by [...] euros (EUR [...]) and that the company will add this amount to the share premium reserve of the company;

•	that as a result of the conversion referred to above and the cancellation of [...] issued ordinary shares held by the company pursuant to a resolution of the general meeting dated [...] 2006, the total issued and paid-up share capital of the company will amount to [...] euros (EUR [...]) upon the execution of this deed;

•	that [he/she] has been designated by the above shareholders resolution to apply for the declaration referred to in Article 2:235 of the Civil Code, or to cause it to be applied for, and after it has been obtained to cause the notarial deed amending the articles of association to be executed;

•	that the above declaration has been obtained, as is evidenced by the ministerial declaration bearing the number B.V. [...], dated [...] two thousand and six, which is attached to this deed.
The person appearing is known to me, civil law notary.
This Deed was executed in [...] on the date mentioned in its heading.
After I, civil law notary, had conveyed and explained the contents of the Deed in substance to the person appearing, [he/she] declared that [he/she] had taken note of the contents of the Deed, was in agreement with the contents and did not wish them to be read out in full. Following a partial reading, the Deed was signed by the person appearing and by me, civil law notary.

Appendix C
ARTICLES OF ASSOCIATION
DEFINITIONS
Article 1.
The terms used in the Articles of Association of this company are defined below:
a.	the company: the legal entity to which these Articles of Association appertain;

b.	the board of management: the management board of the company;

c.	the board of supervisory directors: the board of supervisory directors of the company;

d.	rights attached to depositary receipts for shares: the rights which the (Dutch) Civil Code grants to holders of depositary receipts for shares which have been issued with the cooperation of a company;

e.	persons entitled to attend meetings: the company’s shareholders, usufructuaries and pledgees holding the rights attached to depositary receipts for shares of the company;

f.	the general meeting: either the body that comprises the voting shareholders of the company and other persons within the company entitled to vote or the meeting of persons entitled to attend meetings of the shareholders of the company;

g.	the meeting of holders of shares of a special class: either the body that comprises the persons holding the voting rights over shares of a special class or the meeting of persons holding the voting rights over shares of a special class;

h.	distributable reserves: that part of the company’s equity which exceeds the sum of the paid and called-up capital and the reserves which have to be maintained by virtue of the law and/or these Articles of Association;

i.	annual accounts: the balance sheet, the profit and loss account and explanatory notes to these documents;

j.	subsidiary: a legal entity
(a) in the general meeting of which the company or one or more of its subsidiaries can, whether or not by virtue of an agreement with other persons entitled to vote, exercise on its own or together with others more than half of the voting rights or
(b) of which the company or one or more of its subsidiaries is or are a shareholder and in which it or they can, whether or not by virtue of an agreement with other persons entitled to vote, appoint or dismiss on its own or together with others more than half of the managing or supervisory directors, even if all those entitled to vote do so, as well as other legal entities which the law equates with subsidiaries, all the aforegoing within the meaning of article 2:24a of the (Dutch) Civil Code;
k.	group company: a legal entity with which the company is structurally associated into an economic unity.
NAME, CORPORATE SEAT, DURATION
Article 2.

1.	The name of the company is: Core Laboratories N.V..

2.	It has its corporate seat at Amsterdam.

3.	The company shall continue to exist for an indefinite period of time.
OBJECTS
Article 3.
The objects of the company are:
1.	the acquisition, possession, administration, sale, exchange, transfer and investment in and disposal of shares, bonds, funds, order documents, evidences of indebtedness and other securities, the borrowing of money and the issuance of documents evidencing indebtedness therefor, as well as the lending of money;

2.	the granting of suretyships for the fulfilment of obligations of the company or of third parties;

3.	The acquisition of:
a. income arising from the disposal or licensing of copyrights, patents, designs, secret processes or formulae, trademarks and similar interests;
b. royalties, including rentals, in respect of or relating to the use of industrial, commercial or scientific equipment as well as in respect of the exploitation of a mine or quarry or any other natural resource and other real properties;
c. consideration for the rendering of technical assistance and scientific analyses and related services;
4.	the acquisition, possession, disposal, administration, development, lease, letting, mortgaging or in general the encumbrance of real property and any right to or interest in real property;

5.	the trading in, including wholesale, distributive and future trade, the manufacturing, as well as the import and export of raw materials, minerals, metals, organic materials, semi-finished products and finished products of whatever nature and under whatever name;

6.	the acting as a holding company;

7.	the participation in and the management and joint management of other companies and enterprises; and

8.	the performance of everything connected with the foregoing in the widest sense of the word.
SHARE CAPITAL, SHARES, DEPOSITARY RECEIPTS
Article 4.
1.	The authorised share capital of the company amounts to three million ninety thousand Dutch guilders (NLG 3,090,000.—), divided into one hundred million (100,000,000) ordinary shares and three million (3,000,000) preference shares, each with a nominal value of three cents (NLG 0.03).

2.	The common shares and the preference shares shall be in registered form only.

3.	Where in these Articles of Association the terms shares and/or shareholders are used without any further specification, these terms shall refer to the common shares and the preference shares and holders of such shares respectively.

4.	The company shall not co-operate with the issuance of depositary receipts in respect of its shares.

5.	Each outstanding preference share may be converted by the holder thereof into a common share on such terms and conditions as shall be determined by the board of supervisory directors at the time the preference shares are issued. At conversion, the preference share concerned shall acquire all characteristics of a common share. Conversion shall not take place if and insofar as the number of outstanding common shares would exceed the number of common shares referred to in paragraph 1 of this article.
ISSUES OF SHARES
Article 5.
1.	Shares that have not yet been issued shall, up to the amount of the authorized capital, with due observance of the provisions of the (Dutch) Civil Code, be capable of being issued by virtue of a resolution of the board of supervisory directors. The authority or the board of supervisory directors, as referred to in the preceding sentence, shall terminate five years after the date of execution of this deed, unless the general meeting has extended such authority.

2.	In case the board of supervisory directors no longer has the authority referred to in paragraph 1 of this Article, any resolution to issue shares shall require the prior approval of the board of supervisory directors.

3.	Any resolution to issue shares shall stipulate the terms and conditions of issuance.
PRE-EMPTIVE RIGHTS.
Article 6.
1.	Except as provided below, in the event of the issue of new common shares, each holder of common shares shall have a pre-emptive right to subscribe to such shares pro rata to his existing holding of such shares. No pre-emptive rights are attached to shares issued to employees of the company or employees of a group company. Shareholders shall furthermore have no pre-emptive right in respect of shares issued for a non-cash contribution.

The holders of preference shares shall have no pre-emptive rights to subscribe to shares, whereas holders of common shares shall have no pre-emptive rights to subscribe to preference shares.

2.	Pre-emptive rights can, with due observance of the relevant provisions of the (Dutch) Civil Code, be restricted or excluded by virtue of a resolution of the board of supervisory directors. The provisions in article 5, paragraph 1, second sentence, and article 5, paragraph 2 shall mutatis mutandis apply.

3.	The company shall announce the issue of shares to which pre-emptive rights are attached and the period in which that right is capable of being exercised in a written notification to all the shareholders sent to the addresses set forth in the register of shareholders within fourteen days of such a resolution being passed. Pre-emption rights with respect to an issue shall be capable of being exercised only during the four weeks after the day the announcement relating to such issue has been sent out.

4.	The provisions in article 5 and in this article shall apply as well to the granting of rights to subscribe for shares (other than rights granted to employees of the company or employees of a group company) within the meaning of Article 2:96A of the (Dutch) Civil Code.

Shareholders, however, shall have no pre-emptive rights for shares which are being issued to a person who exercises a previously acquired right to subscribe for shares.
PAYMENT FOR SHARES
Article 7.
1.	The full nominal amount of the shares must be paid in on issue. It may be stipulated though that a part of the nominal amount of the preference shares, not exceeding three quarters thereof, needs only be paid after the company has called it in. If a share is subscribed for at a higher price, the balance of these amounts must be paid in on issue.

2.	Payment for a share must be made in cash insofar as no other manner of payment has been agreed on. Payment in foreign currency can be made only with the approval of the company, which approval shall be deemed given upon acceptance of foreign currency by the company.

3.	Neither the company, nor any of its subsidiaries, shall be allowed to make loans, grant security, provide a quotation guarantee, to guarantee in any other way or to bind itself jointly or severally with or for others with a view to the subscription or acquisition of shares or depositary receipts for shares in the company by others.
ACQUISITION AND TRANSFER BY THE COMPANY OF SHARES IN ITS OWN SHARE CAPITAL
Article 8.
1.	Upon any issue of shares the company cannot subscribe for its shares.

2.	The company may acquire fully-paid shares in its own capital but only with due observance of the provisions in Article 2:98 of the (Dutch) Civil Code and furthermore with the authorization of the board of management for such acquisition by the general meeting. Such authorization shall be valid for not more than eighteen months. The general meeting must specify in the authorization the number of shares which may be acquired, the manner in which they may be acquired and the limits within which the price must be set.

3.	No authorization, as referred to in paragraph 2, shall be required for any acquisition by the company of its own shares for the purpose of transferring the same to employees of the company or of a group company under a scheme applicable to such employees. The provision in article 2:98, paragraph 5 of the (Dutch) Civil Code shall be applicable to any such acquisition.

4.	Alienation of shares held by the company in its own capital shall be effected only in pursuance of a resolution of the board of supervisory directors. Upon taking the resolution to alienate such shares, the terms and conditions of such alienation shall also be determined by the board of supervisory directors.
REDUCTION OF THE ISSUED SHARE CAPITAL
Article 9
1.	The general meeting shall, upon a proposal thereto by the board of supervisory directors, have power to pass a resolution to reduce the issued share capital either by cancelling shares or by reducing the par value of the shares by means of an amendment to the company’s Articles of Association but only with due observance of the provisions in article 2:99 of the (Dutch) Civil Code.

2.	A resolution to cancel shares may only relate (i) to shares which the company holds in its own share capital or of which it holds the depositary receipts, (ii) to preference shares which may be cancelled on redemption or (iii) to the balloted preference shares that may be balloted for redemption by the board of management.

3.	Partial repayment on shares or exemption from the obligation to pay up shall only be allowed in the event of implementing a resolution to reduce the amount of the shares. Such repayment or exemption shall be allowed pro rata on all shares. The pro rata requirement may be abandoned if all shareholders consent.

4.	The notice convening a meeting at which a resolution, as mentioned in this article, is to be passed shall state the purpose of the reduction of share capital and the manner of implementation.
SHARE CERTIFICATES, SHAREHOLDERS’ REGISTER
Article 10.
1.	At the request in writing of a shareholder, share certificates shall be issued in respect of the shares held by such shareholder. The form and the contents of the share certificates shall be determined by the board of supervisory directors.

2.	Share certificates for more than one share may be made available. Such plural share certificates may at all times be exchanged for singular certificates and vice versa, free of charge.

3.	The share certificates shall be signed by a member of the board of management or a transfer agent duly authorized by it for this purpose, either by an original signature or by a facsimile signature.

4.	If share certificates are damaged, lost or missing, the board of management or a transfer agent duly authorized by it for this purpose, may issue duplicates thereof and may establish conditions for such issuance. As a result of the issuance of duplicates, the original documents shall become null and void vis-à-vis the company. The new certificates will bear the same numbers and letters of the documents they replace.

5.	The shares shall be consecutively numbered per class from 1 onwards.

6.	The board of management or a transfer agent duly authorized by it for this purpose, shall keep a register at the office of the company containing the data referred to in article 2:85 of the (Dutch) Civil Code. The register may, at the discretion of the board of management, in whole or in part, be kept in more than one copy and at more than one place.

7.	If a share, a usufruct or a right of pledge over a share forms part of undivided property to which Title 7 of Book 3 of the (Dutch) Civil Code is applicable, then the persons jointly entitled thereto — whose names, moreover, must be recorded in the register — shall only be capable of being represented vis à vis the company by one person to be appointed by them for that purpose in a written statement.

The personal details of the representative thus appointed shall be entered into the register, and all notifications and notices to the persons jointly entitled to that undivided property shall be capable of being sent to the address, recorded in the register, of the person thus appointed.
TRANSFER OF SHARES AND LIMITED RIGHTS TO SHARES
Article 11.
1.	The transfer of a share or of a limited right thereto shall require an instrument intended for such purpose and, save where the company itself is a party to such legal act, the written acknowledgement by the company of the transfer.

2.	The acknowledgement by the company of any transfer shall be made by a member of the board of management or a transfer agent duly authorized by it for this purpose, in the instrument or by a dated statement on the instrument or on a copy or extract thereof mentioning the acknowledgement signed as a true copy by the civil-law notary or the transferor. If a share certificate has been issued for a share, the surrender of the relative share certificate to the company or to a transfer agent duly authorized by it for this purpose, shall also be required for any transfer. If the share certificate is surrendered to the company or to a transfer agent duly authorized by it for this purpose, the company or the transfer agent duly authorized by it for this purpose, may alternatively acknowledge the transfer by making an annotation on such share certificate as proof of the acknowledgement or by replacing the surrendered certificate by a new certificate registered in the name of the transferee.

3.	Service of an instrument, as referred to in paragraph 2, or of a copy or extract thereof on the company shall be considered to have the same effect as an acknowledgement.

4.	In the case of a transfer of shares not paid in full, the acknowledgement may be made only if the instrument has a recorded, or otherwise fixed, date.
THE RIGHT OF USUFRUCT AND THE RIGHT OF PLEDGE OVER SHARES
Article 12.
1.	Each shareholder is entitled to create a right of usufruct or a right of pledge on or over the shares held by him in whole or in part. The shareholder shall have the voting rights for shares over which a right of usufruct or a right of pledge has been established.

2.	In deviation from the provision in the last sentence of the previous paragraph, the usufructuary or pledgee shall have the voting rights if this was agreed upon when the limited right was established and the usufructuary or pledgee is a person to whom the shares can freely be transferred in compliance with the provisions in these Articles of Association.

3.	If the usufructuary or pledgee is not such a person, he shall only be entitled to have the voting rights where these rights were granted upon creation of the limited right and this has been approved by the board of supervisory directors, which approval may be subject to conditions which shall be stated in the resolution of the board of supervisory directors whereby such granting is approved.

4.	If any other person, who is not at the same time a person to whom these Articles of Association allow the shares to be freely transferred, acquires the rights of a pledgee who is entitled to vote, he shall only be entitled to the right to vote if the transfer of the voting right has been approved by the board of supervisory directors.

5.	The approval referred to in paragraphs 3 and 4 hereof must be requested by registered letter addressed to the board of supervisory directors.

As promptly as practicable but at least within thirty days after a request for that approval has been received, a meeting of the board of supervisory directors shall be called, to which the request for that approval shall be submitted. If the board of supervisory directors fails to hold the said meeting, then the person who made the request shall himself have authority to call the meeting of the board of supervisory directors subject to due observance of what has been provided thereon in these Articles of Association.

6.	Shareholders not entitled to vote and usufructuaries and pledgees entitled to vote shall have the rights attached to depositary receipts for shares.
MANAGEMENT
Article 13.
1.	The company shall have a board of management, consisting of one or more members under the supervision of a board of supervisory directors.

2.	The number of managing directors in office shall be fixed by the board of supervisory directors.

3.	Natural as well as legal persons can hold the office of managing director.

4.	The general meeting shall appoint the managing directors for an unlimited period of time and shall at all times have power to suspend or dismiss any managing director. A resolution to appoint a managing director can only be passed upon recommendation by the board of supervisory directors. Each managing director can at all times also be suspended by the board of supervisory directors. A shareholders’ resolution to suspend or dismiss a managing director must be passed by a two thirds majority of the valid votes cast representing more than half of the issued share capital. The provision in article 2:120, paragraph 3, (Dutch) Civil Code shall not be applicable.

5.	The appointment of the managing directors may result from a binding nomination, which provides for at least two persons for each vacancy to be filled, made by the board of supervisory directors within three months of such board being invited by means of a registered letter to do so by the board of management. In case no binding nomination has been made within the abovementioned period, the general meeting shall be free in its choice. The general meeting shall also be free in its choice if it deprives any nomination of its binding character in a resolution passed by at least two thirds of the valid votes cast at a meeting where more than half of the issued share capital is present or represented. The provisions in article 2:120, paragraph 3, (Dutch) Civil Code shall not be applicable.

6.	If, in the event of suspension of a managing director, after three months no resolution has been passed by the general meeting to dismiss him, the suspension shall terminate.

7.	A managing director shall be given the opportunity to account for his actions in the general meeting where his suspension or discharge is discussed and have an adviser assist him therein.

8.	The board of supervisory directors shall decide on the remuneration and the further terms and conditions of employment for each of the managing directors.
DUTIES AND POWERS
Article 14.
1.	The board of management shall, subject to the limitations contained in these Articles of Association, be in charge of the management of the company.

2.	If the board of management consists of more than one board member, the board of management shall appoint one of them chairman. In that case, it may also appoint a vice-chairman.

3.	The board of management shall meet whenever its chairman or two other members of that board considers this necessary. Meetings can be held both in The Netherlands and abroad. Notice of its meetings shall be given by the chairman of the board of management — stating the matters to be dealt with — and in the event of his prevention or permanent, absence by one of the other managing directors; the period of notice of the meeting being at least three days. The managing directors shall be entitled to have themselves represented by any other member of the board of management by means of an authorization in writing.

4.	The board of management shall have power to pass resolutions outside meetings as well, provided this be done (i) by unanimous vote and further in writing, by telegraph, by telefax or by telex messages or (ii) by telephone by a majority of the members of the board of management then in office and provided that all the managing directors have been consulted on the resolution to be passed and none of them objects against the applicable manner of passing a resolution.

5.	The board of management shall pass all resolutions adopted at meetings with an absolute majority of the votes of all the managing directors in office, excluding any suspended managing directors. In the event of an equal division of votes, the chairman of the board of management shall have the deciding vote.

6.	The ruling pronounced by the chairman of the board of management concerning the result of a vote, as well as the ruling concerning the contents of a resolution that has been passed, insofar as a vote was taken about a proposal other than in a written form, shall be decisive.

If, however, immediately after a ruling as referred to in the previous sentence is pronounced, its correctness is disputed, a new vote is taken provided that this is required by a majority of votes, or if, in the event of the first vote not being taken by call or not being a written one, one of those present and entitled to vote should wish so. This new vote nullifies the legal consequences of the original vote.

7.	Without limiting the authority of the board of management otherwise provided for in this article 14, the board of management is authorized specifically without the approval of the board of supervisory directors to make decisions the purport of which is:
a.	to hire, to let, acquire, transfer or encumber registered property;

b.	to encumber movable property;

c.	to transfer or encumber debts;

d.	to bind the company or its property for debts of third parties by giving security or in any other way;

e.	to establish and close down branch offices and/or branches, to extend the affaires of the company into another field of business and to close down, in any way other than temporarily, or to discontinue the business of the company or any part thereof and to transfer (the beneficial use of) that business or any part thereof;

f.	to participate in or to accept or relinquish the management of affairs of other business enterprises, to transfer or liquidate the aforesaid participations, to extend the affairs of those enterprises into a new field of business and to close down, in any way other than temporarily, or to discontinue the business of those enterprises or any part thereof and to transfer (the beneficial use of) the business of those enterprises or any part thereof;

g.	to exercise the voting rights attached to shares which the company holds in any other companies and which are not quoted on a Stock Exchange;

h.	to make, terminate or alter any cooperation or pooling agreements;

i.	to acquire, encumber and transfer the rights attached to industrial and intellectual property which includes granting and acquiring licences and sublicences;

j.	to supply moneys on loan and to contract loans of money, with the exception of the drawing of moneys in current account on the banker(s) of the company, appointed by the board of supervisory directors provided that the company does not become indebted to any such banker for an amount in excess of that decided upon by the aforementioned board and notified to the board of management;

the board of supervisory directors shall have power at all times to alter the aforesaid amount;

k.	to grant to officers of the company authorization to represent the company (in Dutch: procuratie), to amend that authorization and to grant a title to a person so authorized (in Dutch: procuratiehouder);

l.	to grant to a member of staff a fixed annual income higher than has been agreed upon by the board of supervisory directors and notified to the board of management; the board of supervisory directors shall have power at all times to alter that amount;

m.	to grant pension rights, other than in terms of a collective bargaining agreement or other than for the purpose of complying with any legal obligation;

n.	to conduct legal proceedings, both as plaintiff and as defendant – including the collection of book debts, the taking of legal measures of a preservatory nature and such other urgent legal measures, and to represent the company in summary proceedings (in Dutch: kort geding) -, to acquiesce in claims made in legal proceedings instituted against the company, to submit existing disputes for arbitration or for a binding advice;

o.	to acquire immovable business assets to an amount exceeding the maximum sum per transaction as fixed by the board of supervisory directors and notified to the board of management;

the board of supervisory directors shall be empowered at all times to alter that amount;

p.	to obtain officers’ and directors’ liability insurance coverages;

q.	to do all acts that have legal consequences, other than the acts stated above, the interest or the value of which exceeds an amount to be fixed by the board of supervisory directors and to be made known to the board of management or whereby the company commits itself for a period longer than one year; interdependent acts shall in this context be regarded as one act; the board of supervisory directors shall have power at all times to alter the aforesaid amount.
8.	The board of management shall need the approval of the general meeting for decisions relating to the closing down — including the transfer (of beneficial use) — of all or substantially all of the business of the company.

9.	Furthermore, the board of management shall need the approval of the board of supervisory directors for such management decisions as the latter board shall have decided upon by means of a resolution passed especially for this purpose of which it has informed the board of management.

10.	The absence of the approval required in accordance with paragraphs 8 and 9 of this article and paragraph 3 of article 15 shall not affect the powers of representation of the board of management or of the managing directors.

11.	The board of management shall have the obligation to act in pursuance of the directions of the board of supervisory directors regarding the general outlines of the financial, social and economic policies and regarding personnel management within the company.

12.	In the event of the prevention or permanent absence of one or more managing directors the remaining managing director(s) shall be in charge of the entire management of the company; in the event of the prevention or permanent absence of all the managing directors or of the sole managing director there must at all times be a person, who has been appointed for that purpose by the board of supervisory directors, to be in that event temporarily in charge of the management of the company.

13.	The members of the board of management shall have the obligation to attend the general meetings, unless the general meeting should decide otherwise; in the general meetings their role will be an advisory one.
REPRESENTATION
Article 15.
1.	The board of management shall represent the company. The company can also be represented by each managing director acting alone.

The board of management may authorise each employee to represent the company solely within limits to be laid down in such authorization. The board of management shall determine such employee’s title.

2.	If a managing director has an interest that conflicts with that of the company, the board of management as well as each managing director shall nevertheless be able to represent the company, provided this is done in compliance with the provisions of these Articles of Association.

3.	If the managing director who has an interest conflicting with that of the company is not at the same time a shareholder of the company, the board of management shall need the approval of the general meeting for a resolution to enter into any transaction where such conflict may arise.
THE BOARD OF SUPERVISORY DIRECTORS
Article 16.
1.	The company shall have a board of supervisory directors consisting of one or more natural persons.

2.	The number of supervisory directors in office shall be fixed by the board of supervisory directors.

3.	If the board of supervisory directors consists of three, four or five members, then the board of supervisory directors itself may appoint one member of the board of supervisory directors. If the board of supervisory directors consists of six or more members, the board of supervisory directors itself may appoint two members. The board of supervisory directors shall only be entitled to effect any of the appointments as described in the preceding two sentences of this paragraph in case of death, resignation or dismissal of a member of the board of supervisory directors without the general meeting having appointed a successor. Each of the above appointments will lapse as soon as the general meeting has appointed a successing member of the board of supervisory directors in accordance with the following provisions of this paragraph. The board of supervisory directors shall at all times be empowered to suspend or dismiss each member of the board of supervisory directors appointed by it. The general meeting shall appoint all other supervisory directors with due observance of and in the way as provided in article 13, paragraph 5 and shall at all times be empowered to suspend or dismiss any such supervisory director with due observance of the provisions in article 13, paragraph 4. A resolution to appoint a supervisory director can only be passed upon recommendation by the board of supervisory directors.
4.	The board of supervisory directors shall be empowered to grant to the supervisory directors or to one or more of them a remuneration. Any reasonable expenses incurred by supervisory directors in this capacity shall be refunded to them.

5.	It shall be the duty of the board of supervisory directors to exercise supervision over the board of management’s conduct of affairs and over the general course of business in the company and the business enterprise connected with it. It shall offer advice to the board of management. In discharging their duties the board of supervisory directors shall have regard for the interests of the company and the business enterprise connected with it.

6.	The board of management shall supply all such information regarding the af fairs of the company to any one of the supervisory directors who should require this. The board of supervisory directors shall have power to examine all books, documents and correspondence of the company and to take cognizance of all acts that have taken place; each supervisory director shall have access to all buildings and sites that are being used by the company.

7.	The board of supervisory directors shall be entitled to ask the assistants of experts in the exercise of its duties for account of the company. In addition, the board of supervisory directors may appoint advisors to the company, without regard to any age limitation, and may grant to such advisors the title of honorary member of the board of supervisory directors or any other title it may resolve upon. The board of supervisory directors shall appoint a secretary, who needs not be a member of such board, and make arrangements for his substitution in case of his absences at meetings of such board. The secretary shall keep minutes of the proceedings at meetings of the board of supervisory directors. The minutes shall be adopted at the same or in a subsequent meeting and shall be signed by the chairman and the secretary as evidence thereof.

8.	If the board of supervisory directors consists of more than one board member, the board of supervisory directors shall appoint one of them chairman. In that case, it may also appoint a vice-chairman. The board of supervisory directors shall furthermore be empowered to appoint one or more of them to be primarily in charge of the day-to-day supervision of the board of management.
Subject to any limitations that may be imposed by applicable law, the board of supervisory directors may delegate any of its powers to committees consisting of such member or members of its body as it thinks fit; any committee as formed shall in the exercise of the power so delegated conform to any regulations that may be imposed on it by the board of supervisory directors. The board of supervisory directors may draw up its own charter, which will regulate the formalities for meetings of the board of supervisory directors to be observed, in addition to the foregoing provisions.
9.	The board of supervisory directors shall meet whenever its chairman or two other members of that board considers this necessary. Meetings can be held both in The Netherlands and abroad. Notice of its meetings shall be given by the chairman of the board of supervisory directors - stating the matters to be dealt with — and in the event of his prevention or permanent absence by one of the other supervisory directors; the period of notice of the meeting being at least eight days. The supervisory directors shall be entitled to have themselves represented by any other member of the board of supervisory directors by means of an authorization in writing.

If asked to do so, the board of management shall attend the meetings of the board of supervisory directors; in that event their role shall be an advisory one.

10	The board of supervisory directors shall have power to pass resolutions outside meetings as well, provided this be done (i) by unanimous vote and further in writing, by telegraph, by telefax or by telex messages or (ii) by telephone by a majority of the members of the board of supervisory directors then in office and provided that all the supervisory directors have been consulted on the resolution to be passed and none of them objects against the applicable manner of passing a resolution.

11.	The board of supervisory directors shall pass its resolutions adopted at meetings with an absolute majority of the votes of all the supervisory directors in office, excluding any suspended supervisory directors.

In the event of an equal division of votes, the chairman of the board of supervisory directors shall have the deciding vote.

12.	The ruling pronounced by the chairman of the board of supervisory directors regarding the outcome of a vote as well as the ruling concerning the contents of a resolution passed by the board of supervisory directors, provided that a vote has been held about a proposal not recorded in writing, shall be decisive.

If, however, the correctness of a ruling as referred to in the preceding sentence is challenged immediately after the ruling has been pronounced, then a new vote shall be held, whenever a majority of those present and entitled to vote or, if the original vote was not taken by call or ballot papers, whenever any one of those present and entitled to vote should wish so. This new vote shall nullify the legal consequences of the original vote.

13.	All resolutions of the board of supervisory directors, including those passed outside meetings, shall be entered into a register of minutes.

14.	When the company wants to establish proof of any resolution of the board of supervisory directors, the signature of one member of that board on the document in which the resolution is contained, shall suffice.

15.	Supervisory directors shall periodically resign in accordance with a schedule to be drawn up by the board of supervisory directors.

Each supervisory director who has resigned shall immediately be eligible for re-appointment for a subsequent three-year term, unless he has reached or will reach the age of seventy-two in the financial year in which the meeting is held. A person who has reached the age of seventy-two shall not be eligible for being appointed a supervisory director. A supervisory director shall not resign later than on the day that the annual general meeting is held in the financial year in which he reaches the age of seventy-two.

16.	If for any reason whatsoever one or more supervisory directors are permanently absent, then the remaining supervisory directors shall, as long as at least one supervisory director is in office, constitute a body capable of acting until the vacancy(ies) has/have been filled.

17.	If there is only one supervisory director, he shall have all the powers and obligations that these Articles of Association confer and impose on the board of supervisory directors and its chairman.

18.	The members of the board of supervisory directors shall have the obligation to attend the general meetings of shareholders; in these meetings their role will be an advisory one.
INDEMNIFICATION.
Article 17.
The company shall, to the fullest extent permitted by Dutch law, as amended from time to time, indemnify, and advance expenses to, each of the acting and former managing directors, members of the board of supervisory directors, officers, employees and agents of the company or any group company, whenever any such or former managing director, member of the board of supervisory directors, officer, employee or agent is made a party or threatened to be made a party in any action, suit or proceeding by reason of his service as such with the company or any group company.
GENERAL MEETINGS
Article 18.
1.	At least once a year, a general meeting shall be held.

Such general meeting shall be held within six months after the end of the financial year, at which, among other issues, the following shall be dealt with:
a. except in case a delay in drawing up the annual accounts has been approved, the consideration of the annual accounts and, insofar as is required by law, of the annual report and additional information as mentioned in Article 2:392 of the (Dutch) Civil Code;
b. the confirmation and adoption of the annual accounts, except if a delay in drawing up the annual accounts has been approved;
c. deciding upon the allocation of profits;
d. deciding upon any bonuses to be granted to managing directors and/or members of the board of supervisory directors;
e. in addition to the above, doing everything required by law.
2.	Within three months after the board of management first had good reason to believe that the shareholders’ equity of the company has decreased to an amount equal to or less than one half of the paid-up and called parts of the share capital, a general meeting shall be acting held for the purpose of discussing any measures that may have to be taken.

Furthermore, general meetings shall be held as often as the majority of the managing directors then in office or the majority of the members of the board of supervisory directors then in office considers it necessary, without prejudice to the provisions in the next paragraph hereof.

3.	General meetings can furthermore be convened by the shareholders with due observance of the provisions in article 2:110 of the (Dutch) Civil Code.

4.	General meetings shall be held in the place where the company has its corporate seat as contained in these Articles of Association, as well as in Delft, Rotterdam, The Hague, Utrecht or Haarlemmermeer. At a general meeting, held at a different place, valid resolutions shall also be capable of being passed if the entire issued share capital is represented.

5.	Notice of the meetings must be given to the persons entitled to attend meetings, without prejudice to the provisions of paragraph 3 of this article, by or on behalf of the board of management or the board of supervisory directors. The notice convening a general meeting shall be published by advertisement which shall at least be published in a nationally distributed daily newspaper in The Netherlands. In addition, the shareholders shall be notified by means of letters delivered through the mails; the period of notice shall be at least fourteen days, not including the day of the notice and the day of the meeting.

6.	The notice of the meeting shall contain the agenda of the meeting.

7.	If a proposal to amend the company’s Articles of Association is to be dealt with, a copy of that proposal, in which the proposed amendments are stated verbatim, shall be made available for inspection to the persons who are entitled to attend meetings inter alia at the office of the company where it maintains its corporate seat, as from the day of the notice of the meeting until after the close of that meeting, and each of them shall be entitled, upon his request, to obtain a copy thereof, without charge unless such a copy is attached to the notice of the meeting.

8.	If the provisions laid down by law or by these Articles of Association in relation to giving notice of meetings, drawing up the agendas for such meetings and making available for inspection those matters which are to be dealt with have not been complied with, then valid resolutions shall nevertheless be capable of being passed, provided that the entire issued share capital be represented at the meeting in question and provided that the resolution be passed unanimously.
Article 19.
1.	The chairman of the board of supervisory directors shall chair the meeting. If such chairman is not present at any such meeting, the general meeting shall itself decide who is to chair the meeting. The chairman of the meeting may adopt rules and regulations relating to the conduct of such meeting.

2.	The chairman shall appoint one of those present to act as secretary whose duty it shall be to draw up the minutes of the meeting and the chairman shall, together with the secretary, confirm and adopt the minutes, in proof of which they shall sign these. The minutes shall be entered into a register of minutes. If an official notarial record is made of the matters dealt with at a meeting then minutes need not be drawn up.

3.	Each of the persons entitled to attend meetings shall have the right to be represented at a meeting by a proxy duly authorized in writing.
Article 20.
1.	Each common share and each preference share entitles the holder thereof to cast one (1) vote.

2.	At general meetings the company shall not be capable of casting votes for shares in its own share capital which are held by itself or by one of its subsidiaries; nor shall it be capable of doing so for shares in its own share capital of which the company or one of its subsidiaries holds the depositary receipts for shares. Usufructuaries and pledgees of shares held by the company and its subsidiaries are not excluded from the right to vote, provided the right of usufruct or the right of pledge was established over shares before they were held by the company or one of its subsidiaries. The company or one of its subsidiaries shall not be capable of casting votes for shares over which it has a right of usufruct or a right of pledge.

3.	When determining whether a particular proportion of the share capital is represented, or alternatively, whether a majority represents a particular proportion of the share capital, the amount of shares to which no voting rights are attached shall be subtracted from the share capital.

4.	Votes on matters of business shall be held verbally, those concerning persons by means of unsigned closed ballot papers, unless in either case the chairman of the meeting should, without objection from any of those present and entitled to vote, decide on or allow any other manner of voting. If the vote concerns an election of persons, a person entitled to attend meetings present at the relative meeting can also demand a vote by a secret ballot.

5.	All resolutions of the general meeting shall be passed with a two-thirds majority of the valid votes cast representing more than half of the issued share capital, except — without prejudice to the provisions in article 13, paragraphs 4 and 5 and article 16, paragraph 3:
(i)	for the resolutions to be passed upon recommendation by the board of supervisory directors, which resolutions (except as required in (ii) below) may be passed with an absolute majority of the votes cast, without regard to the number of shares represented at the meeting;

ii)	for the resolutions to amend the Articles of Association, which resolutions can only be passed with a two-thirds majority of the valid votes cast representing more than half of the issued share capital and further only on the proposal of the board of management, which proposal must be approved by the board of supervisory directors.
6.	Blank votes and abstentions shall not be counted as votes cast.

7.	If there is an equal division of votes on a proposal about business matters, no decision shall be taken.

8.	In the event a vote is taken to elect one of two candidates and there is an equal division of votes, it shall be decided by drawing lots which of these has been elected, under the restriction, however, that if persons from a binding nomination list are to be elected, then the higher ranking nominee is elected.

9.	The ruling concerning voting results pronounced by the chairman during the meeting shall be decisive. The same shall also apply to the contents of a resolution passed by the meeting, provided that a vote has been held about a proposal not recorded in writing.

10.	If the correctness of a ruling as referred to in the preceding paragraph is challenged, however, immediately after the ruling has been pronounced, then a new vote shall be held whenever a majority of the general meeting should wish so, or, if the original vote was not taken by call or by ballot papers, whenever any one of the person: entitled to vote should wish so.

This new vote shall nullify the legal consequences of the original vote.

11.	The board of management shall keep a record of the resolutions that have been passed. This record shall be open to inspection by the persons entitled to attend meetings at the registered office of the company. Upon request, each of them shall receive a copy of or an extract from this record against payment of cost at most.
Article 21.
1.	Except if the company has usufructuaries and pledgees entitled to vote, resolutions of shareholders shall alternatively be capable of being passed in writing — which shall include telegraphic, telefax and telex messages — instead of at a general meeting, provided that these are passed with a unanimous vote of all persons who are entitled to vote.

2.	The board of management shall enter the resolutions that have been passed in the manner specified in the preceding paragraph of this article, in the register of minutes of the general meetings and shall mention this at the next general meeting.

MEETINGS OF HOLDERS OF SHARES OF A SPECIAL CLASS
Article 22.
1.	Meetings of holders of shares of a special class shall be held in all instances, which by virtue of these Articles of Association require a resolution of the meeting of holders of shares of a special class and, furthermore, whenever the board of management and/or the board of supervisory directors considers it necessary or whenever one or more persons holding the voting rights over shares of a special class submit(s) a written request to this effect to the board of management and/or the board of supervisory directors, stating exactly what issues are to be dealt with.

2.	Article 18 paragraphs 4 to 8 inclusive, Article 19 paragraphs 2 and 3 and Article 20 paragraphs 1 to 11 inclusive shall mutatis mutandis be applicable to meetings of holders of shares of a special class.

3.	If, after a request as mentioned at the end of paragraph 1, the board of management and/or the board of supervisory directors fails to convene a meeting of holders of shares of a special class, in the sense that it be held within four weeks of receipt of that request, the requestors shall themselves be empowered to convene a meeting.

4.	A meeting of holders of shares of a special class shall itself decide who is to chair its meetings.

5.	The chairman of a meeting of holders of shares of a special class shall decide upon allowing other persons to attend the meeting, apart from those holding the voting rights over the relative shares.

6.	Resolutions of a meeting of holders of shares of a special class shall alternatively be capable of being passed in writing — which shall include telegraphic, telefax and telex messages — provided these are passed unanimously by all the persons entitled to vote.
EXAMINATION BY EXPERT
Article 23.
1.	The general meeting shall have authority — and if this is required by provision of law it shall have the obligation — to instruct an expert as referred to in Article 2:393 of the (Dutch) Civil Code, whose duty it shall be to examine the annual accounts drawn up by the board of management, to lay a report of their findings before the board of management and to make a statement with regard thereto.

2.	If the general meeting fails to instruct the expert as referred to in paragraph 1 of this article, this instruction shall be made by the board of management.

3.	The instruction shall be capable of being cancelled at all times by the general meeting and by the person who instructed the expert.
FINANCIAL YEAR, ANNUAL ACCOUNTS
Article 24.
1.	The financial year of the company shall coincide with the calendar year.

2.	The board of management shall close the books of the company as at the last day of every financial year and shall within five months thereafter — except if extension of that period to a maximum of six months has been granted by resolution of the general meeting because of special circumstances — draw up annual accounts consisting of a balance sheet, a profit and loss account and explanatory notes and within this period it shall make these documents available for inspection by the shareholders at the office of the company. These documents will also be submitted to the board of supervisory directors. Within this period the board of management shall submit the annual report to the general meeting as well. The annual accounts shall be signed by all the managing directors and members of the board of supervisory directors; if any signature is missing, the reason therefore shall be stated in the annual accounts.

3.	The company shall ensure that the annual accounts that have been drawn up, the annual report and the particulars that have to be added by virtue of paragraph 1 of Article 2:392 of the (Dutch) Civil Code are available at its office as from the day of the notice of the general meeting at which they are to be dealt with.

The persons entitled to attend meetings shall have the right to review these documents at the company’s office and to obtain copies thereof free of charge.

4.	What has been provided in paragraphs 2 and 3 of this article in relation to the annual report and the particulars to be added by virtue of paragraph 1 of Article 2:392 of the (Dutch) Civil Code shall not be applicable if Article 2:396, paragraph 6, first sentence or Article 2:403 of the (Dutch) Civil Code is applicable to the company.

5.	The general meeting shall confirm and adopt the annual accounts. This confirmation and adoption shall constitute a full release from liability for the managing directors and the members of the board of supervisory directors in relation to the exercise of their duties during the financial year concerned, without prejudice to what has been or will be laid down by law in this matter.

6.	The company shall proceed to publish the documents and data mentioned in this article, if and to the extent and in the manner that this is stipulated in Articles 2:394 and following of the (Dutch) Civil Code.
DISTRIBUTIONS
Article 25.
1.	From the profits appearing from the annual accounts as adopted, such an amount shall be reserved by the company as shall be determined by the board of supervisory directors.

The profits remaining thereafter shall be treated in accordance with the provisions of the following paragraphs of this article.

2.	From the profits remaining, after application of the provisions in paragraph 1 above, and available for distribution, first a non-cumulative cash dividend calculated on the basis of the aggregate of the par value of the preference shares and any share premium paid thereon, shall be made on the preference shares, less any interim distributions made in accordance with paragraph 5 hereunder. The percentage of such dividend shall be determined by the board of supervisory directors at the time of the first issuance of the relative preference shares. This rate of dividend can be adjusted by unanimous resolution of all persons entitled to vote. Any distribution on the preference shares shall not take place if all holders of the preference shares, unanimously so decide.
3.	The profits remaining after the distribution referred to in paragraph 2 above are at the disposal of the general meeting for distribution on the common shares equally and proportionally and/or for reservation.

4.	The company can make distributions to its shareholders and other persons entitled to its profits that are capable of being distributed, but only to the extent that its shareholders’ equity exceeds the paid-up and called parts of its share capital increased by the reserves that it must maintain by law or under the present Articles of Association.

5.	With due observance of the provisions in paragraph 4 of article 2:105 of the (Dutch) Civil Code and in paragraph 4 of this article, the supervisory board may resolve that an interim dividend shall be paid. The supervisory board may resolve to pay interim dividend completely or partly other than in cash.

6.	The general meeting may resolve that (interim) dividends shall wholly or partly be paid otherwise than in cash.

7.	Unless the general meeting decides on a specific date dividends shall be made payable promptly after they have been declared

8.	Dividends that have not been collected within five years after they have become payable, shall be forfeited to the company.
LIQUIDATION AND WINDING UP
Article 26.
1.	In the event of the company being liquidated it shall be wound up by the board of management unless the general meeting decides otherwise.

2.	The general meeting shall decide on the remuneration of the liquidators and of those who have been charged with the supervision of the winding up.

3.	During the winding up, these Articles of Association shall, in as far as possible, remain of full force and effect.

4.	Out of the balance of the company’s equity, after the expenses of liquidation and the company’s debts have been paid, to the holders of preference shares shall be distributed first the amounts paid up on such preference shares. The balance remaining after application of the immediately preceding sentence shall be distributed to the holders of common shares pro rata to the amount of common shares each of such shareholders holds. No distribution upon liquidation shall be made to the company itself for shares which the company holds in its own share capital.

5.	After completion of the winding up the books and documents of the liquidated company shall for ten years remain in the custody of a person who shall be capable of being appointed for that purpose by the general meeting in their resolution to liquidate the company. If an appointment as aforesaid has not been made by the general meeting, then the appointment shall be made by the liquidators.

CORE LABORATORIES N.V.
     This Proxy is being solicited on behalf of the Board of Supervisory Directors of Core Laboratories N.V. for the Annual Meeting of Shareholders to be held on Friday, May 5, 2006.

P R O X Y	The undersigned hereby constitutes and appoints Jacobus Schouten and John D. Denson, and each or either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Core Laboratories N.V. to be held at the law offices of Nauta Dutilh N.V., Strawinskylaan 1999, 1077 XV, Amsterdam, The Netherlands, on Friday, May 5, 2006 at 2:00 p.m., local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES FOR SUPERVISORY DIRECTOR AND FOR PROPOSALS 2, 3, 4, 5, 6, 7, 8 AND 9.
(To be signed and continued on the reverse side.)

☑	Please mark your vote as in this example.

		FOR	WITHHELD	Supervisory Directors recommend a vote for the election of the following Supervisory Directors:
1.	Election of Supervisory Directors.
		☐	☐	Nominees: Richard L. Bergmark Alexander Vriesendorp

For, except vote withheld from the following nominee:

		FOR	AGAINST	ABSTAIN
2.	Confirmation and adoption of Annual Accounts and discharge of directors.	☐	☐	☐

3.	Approval of cancellation of our repurchased shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Approval of extension of authority of Management Board to repurchase up to 10% of the issued share capital of the Company until November 5, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Approval of extension of authority of Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares until May 5, 2011.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR	AGAINST	ABSTAIN
6.	Approval of extension of authority of Supervisory Board to limit or eliminate preemptive rights of holders of common shares until May 5, 2011.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
7.	Approval of the amendment and restatement of the Core Laboratories N.V. 1995 Nonemployee Director Stock Option Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
8.	Approval of the amendment of the articles of association, including a capital reduction.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
9.	Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year ended December 31, 2005.	☐	☐	☐

NOTE:	Such other business as may properly come before the meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

SIGNATURE:	DATE:

SIGNATURE:	DATE:

NOTE:	Please sign exactly as name appears thereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.